                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SecureStaff Systems, Inc.
                 (Name of small business issuer in our charter)

Wyoming                                     75835                              65-10405953
(State or other jurisdiction of             (Primary Standard Industrial       (I.R.S. Employer Identification
incorporation or organization)              Classification Code Number)        Number)

2 Birchshire Drive Barrie, Ontario, Canada                  L4N 6W6
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number 1-705-722-3033 Mail: 22 Commerce Park Drive, Unit
C-1, Suite 244, Barrie, Ontario, Canada L4N 8W8

(Address of principal place of business or intended principal place of business)

                        Karis B. Rowley, General Manager
--------------------------------------------------------------------------------
                    Corporate Service Center of Wyoming, Inc.
                         200 West 17th Street, Suite 80
                               Cheyenne, WY 82001
                             Telephone 307-634-7920
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Copies to:

                                Bruce Fein, Esq.
                                Bruce F. Fein, PC
                               6363 Woodway Drive
                                    Suite 965
                                Houston, TX 77057
                               Phone 713-273-6600
                                Fax 713 273 6605

Approximate date of commencement of proposed sale to the public: >From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

 Title of each class of       Amount to be   Proposed maximum    Proposed maximum    Amount of
securities to be registered   registered     offering price per  aggregate offering  registration
                                             unit (1)            price               fee
Common Stock offered by our   1,248,849      $2.50            $3,122.122.50          287.24
Selling Stockholders (2)

------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. (2) Selling shareholders will be selling these shares at negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. NEITHER WE NOR OUR SELLING SHAREHOLDERS MAY SELL THESE SECURITIES UNTIL
THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS
NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE
OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS
                            SECURESTAFF SYSTEMS, INC.
                    SUBJECT TO COMPLETION, DATED May 29, 2002

Selling shareholders are offering up to 1,248,849 shares of common stock. The selling shareholders will offer their shares at $2.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the Over the Counter Bulletin Board.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as a going concern. See "Risk Factors" beginning on page 9.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              Offering Information
                              --------------------

            Price to Public (1) Underwriting      Estimated Offering  Proceeds to
                                Discounts and     Expenses (3)        Company (4)
                                Commissions (2)

Per Share   $2.50               N/A               N/A                  N/A

Total       $0.0                $0.0              $0.0                 $0.0

(1) The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price for the selling shareholders' shares has been determined solely by management.
(2) Selling Shareholders hold all of the shares that we are registering. Because we are not selling any of our shares, there are no underwriting commissions involved in this offering.
(3) Does not include offering costs, including filing, legal, and accounting estimated at $50,000. We have agreed to pay all the costs of this offering.
Selling security holders will pay no offering expenses.

The date of this preliminary prospectus is ***, 2002.

                                TABLE OF CONTENTS
                                -----------------

SUMMARY INFORMATION AND RISK FACTORS.....................................................................9
   RISK FACTORS.........................................................................................12
   Our poor financial condition raises substantial doubt about our ability to continue as a going concern.  You will be unable to determine whether we will ever become profitable...................................12
   We have a limited operating history; because our planned growth is contingent upon receiving additional funding, you will be unable to evaluate whether our business will be successful......................12
   If we need financing to support our expansion plans but are unable to obtain it, we will have to curtail our expansion plans and the value of your investment may be reduced......................................13
   Because our on-line psychological profiling has not been accepted by the public as an acceptable form of employer or employee selection, we face significant barriers to acceptance of our services...........14
   Because employers and job seekers may obtain other human resource services for free, our revenues may be reduced..............................................................................................14
   Internet affiliate companies may not be successful in selling our services, causing our revenues to be reduced.
   14
   We face risks due to competing technologies or development of new technologies, which may reduce consumer attraction to our technologies.......................................................................15
   To date, much of our business has come from three customers; if we fail to develop a wide customer base, our revenues will be reduced.............................................................................15
   If our customers lose connection to our website, we will lose customers and fail to develop repeat business which will reduce our revenues.......................................................................15
   Our vulnerability to security breaches, glitches and other computer failures could harm our customer relationships, our ability to broaden our customer base and our ability to promote our brand name....15
   Because our psychological profiling products and services business depends upon our intellectual property rights, which we have not taken any formal legal action to protect against third parties utilizing our intellectual property without our consent, our revenues may be reduced...............................16
   Our management decisions are made by our Vice President of Information Technology Management and Marketing,
   James Cousineau; if we lose his services, our revenues may be reduced................................16
   Our Vice President of Information Technology Management and Marketing, James Cousineau does not have significant financial reporting experience which may reduce our revenues.............................17
   Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
   18
   Certain Wyoming corporation law provisions could prevent a potential takeover of us that could adversely

                      SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the
Financial Statements section beginning on page F-1 prior to making an investment decision. In addition, you should consult you tax, legal, or business advisor before making an investment.

Our Organization
----------------

We were incorporated in Wyoming on December 14, 1999, under the name Psitek.org,
Inc. In April 2000, we changed our name to Careertek.org, Inc. On October 16,
2001 we changed our name to SecureStaff Systems, Inc. We are authorized to issue
100,000,000 shares of common stock of which 13,260,453 shares are outstanding.
We are authorized to issue 1,000,000 shares each of Class A, B, C, D and E no value par preferred stock.

Our Business
------------

Our offices are located at 2 Birchshire Drive, Barrie, Ontario, Canada L4N 6W6.
Our telephone number is 705-722-3033.

We acquired our software on December 14, 1999. From our inception to January 31,
2002, we incurred operating losses of ($761,782) and had a net working capital deficiency of $235,032. In addition, as of January 31, 2002, we had only $255 of current cash available. Our cash resources of $255 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of $425,000 to satisfy such requirements, which will be used for product development, marketing, and customer support.

We operate our main website at www.securestaffsystems.com , which provides security related and other personnel services to employers and job applicants.
The securestaffsystems.com website became operational in October 2001. We also operate a website at www.careertek.org , which became operational in August 2000 and. The careertek.org website performs no function other than to refer a person to the securestaffsystems.com website. No information on the websites constitutes part of this prospectus.

Our mission is to simplify and enhance the personnel selection process through , accurate, and interactive psychological profiling; providing performance predictability, violence predictability and recruit retention, at the lowest cost to human resource management.

Our current specific products are the following:

     o   JobFit - accounting for 75% of our revenues. This is our primary product and we commenced offering this service on a limited basis in
         September 2000. A client can order a regular JobFit profile that shows the person's ability and success probability in a specific job.  U.S clients can add on an extensive, additional profile that can also show the basic character and attitudes of the person.

     o   RetailFit - accounting for 22% of our revenues.  This product was developed to fulfill the needs of the retail marketplace employers.
         We commenced offering this product in September 2001.
     o   CareerFit - accounting for 3% of our revenues.  We commenced offering this product on a limited basis in September 2000.

Our potential future product is the following:

     o   StudentFit - this product is still in development and we anticipate that we will commence offering this product in July 2002. This profile points out the areas where a young person is likely to excel and what they will enjoy - very helpful in helping a student select disciplines to pursue and courses for future study.  Slotted in the general questions of StudentFit is a second set of questions that produce a second report that will examine the student's character and moral attitudes along with measuring his or her propensity for violence.

Our personnel services are primarily directed to combining workplace security with psychological profiling and extensive background checks. We have built into our products a violence predictor, which evaluates a candidate's propensity to violence, basic character and possible anti-social behavior. We believe this part of our business will assume more and more importance to employers these days due to recent tragic events, although it is uncertain whether these events in fact will have any impact upon our business.

The Offering
-------------

As of the date of this prospectus, we had 13,260,453 shares of common stock and no shares of preferred stock issued and outstanding.

Selling shareholders are offering up to 1,248,849 shares of common stock. The selling shareholders will offer their shares at $2.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $50,000. We will not receive any proceeds of the sale of these securities.

Financial Summary
-----------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                           (f/k/a CAREERTEK.ORG, INC.)
                             Summary Financial Data
                             Statement of Operations

                                                                          For the Six Months Ended    For the Three Months Ended
                                                                                January 31,                   January 31,
                                                                          2002            2001            2002          2001
                                                                      (Unaudited)      (Unaudited)     (Unaudited)  (Unaudited)
                                                                      ----------       ----------      ----------   ----------
REVENUES                                                                 $ 2,142         $ 4,249         $ (14)       $ 4,249

OPERATING EXPENSES                                                       184,203         209,156        52,527        129,149
                                                                      ----------       ----------      ----------   ----------
NET LOSS FROM OPERATIONS                                                (182,061)       (204,906)      (52,541)      (124,899)

OTHER INCOME (EXPENSE)                                                     8,746            (152)        8,746         (1,251)
                                                                      ----------       ----------      ----------   ----------
 NET LOSS                                                             $ (173,315)     $ (205,059)    $ (43,795)    $ (126,151)
                                                                      ==========       ==========      ==========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING (basic and diluted)               12,605,476      12,605,476    12,605,476     12,605,476

NET LOSS PER SHARE                                                      $ (0.014)       $ (0.016)     $ (0.003)      $ (0.010)

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                             Summary Financial Data
                             Statement of Operations
                                                                                    For the period
                                                                                    from Inception
                                                                     For the Year   (December 14, 1999)
                                                                        Ended            Through
                                                                     July 31, 2001    July 31, 2000
                                                                                        (Restated)

REVENUES                                                                  $ 4,702                  $ -

OPERATING EXPENSES                                                        432,719              160,336

NET LOSS FROM OPERATIONS                                                 (428,017)            (160,336)

OTHER INCOME (EXPENSE)                                                       (114)                   -

 NET LOSS                                                              $ (428,131)          $ (160,336)

WEIGHTED AVERAGE SHARES OUTSTANDING (basic and diluted)                12,563,715            7,143,205

NET LOSS PER SHARE                                                       $ (0.034)            $ (0.022)

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                             Summary Financial Data
                          Consolidated Balance Sheets

                                                                              January 31             July 31,
ASSETS                                                                           2002           2001         2000
                                                                              (Unaudited)                 (Restated)
                                                                              ----------       -------------------------

 TOTAL CURRENT ASSETS                                                            $     255      $ 9,720      $  15,485

PROPERTY AND EQUIPMENT, NET                                                         14,801        17,492             -

OTHER ASSETS                                                                       604,613       653,958       721,472
                                                                                ----------       -------------------------
TOTAL ASSETS                                                                     $ 619,668      $681,170     $ 736,957
                                                                                ----------       -------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                             $  80,242      $ 51,533     $  46,239
    Accrued liabilities                                                             29,565        19,032        75,500
    Demand note payable                                                             34,650        35,965             -
    Loans from related parties                                                      90,830        22,887             -
                                                                                ----------       -------------------------
TOTAL CURRENT LIABILITIES                                                          235,287       129,417       121,739

TOTAL SHAREHOLDERS'  EQUITY                                                        384,381       551,753       615,218
                                                                                ----------       -------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS'  EQUITY                                                            $ 619,668      $681,170     $ 736,957
                                                                                ==========       =========================

                                  RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

From our inception to January 31, 2002, we incurred operating losses of
($761,782) and had a net working capital deficiency of $235,032. In addition, as of January 31, 2002, we had only $255 of current cash available. Our cash resources of $255 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of $145,000 to satisfy such requirements, but we need an additional minimum of $320,000 to finance our planned expansion in the next 12 months, which funds will be used for product development, marketing, and customer support. However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan, because we are currently operating at a substantial loss with no operating history and revenues, an investor cannot determine if we will ever become profitable.

We have a limited operating history; because our planned growth is contingent upon receiving additional funding, you will be unable to evaluate whether our business will be successful.

Our business development is contingent upon raising debt or equity funding. We have no sources of funding identified. You must consider the risks, difficulties, delays and expenses frequently encountered by development stage companies in our business, which have little or no operating history, including whether we will be able to overcome the following challenges:

     o   Inability to raise necessary revenue to operate for the next 12 months or thereafter
     o   Advertising and marketing costs that may exceed our current estimates
     o   Unanticipated development expenses
     o   Our ability to generate sufficient revenues to offset the substantial costs of operating our business

Because significant up-front expenses, including advertising, sales, and other expenses are required to develop our business, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations become profitable. As a result of our lack of operating history, you will have no basis upon which to accurately forecast our:

     o   Total assets, liabilities, and equity
     o   Total revenues
     o   Gross and operating margins
     o   Labor costs

Accordingly, the proposed business plans described in this prospectus may not either materialize or prove successful and we may never be profitable. Also, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

If we need financing to support our expansion plans but are unable to obtain it, we will have to curtail our expansion plans and the value of your investment may be reduced.

Our future business will involve substantial costs, primarily those costs associated with the following:

     o   For all of our products, translate our questionnaire and reports into
         Spanish and French.
     o   Conduct a North American print media advertising campaign.
     o   Conduct a North American promotions campaign.
     o   Conduct various business related sales calls and travel throughout
         North America.
     o   Hire a corporate sales manager and two in-house account managers.
     o   Hire three customer support staff.

We do not anticipate that our revenues will be sufficient to finance these activities. Accordingly, we will need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations and our future growth plans, which could reduce our revenues and potential profitability and the value of your investment.

Because our on-line psychological profiling has not been accepted by the public as an acceptable form of employer or employee selection, we face significant barriers to acceptance of our services.

Our business involves the use of on-line job selection and career-counseling services to employers and job applicants by computer generated psychological profiling methods. The use of the Internet is a relatively new form by which to provide these type services. Traditionally, these services are provided through personal contact with seasoned professional career counselors, job placement specialists, and psychologists. Additionally, the public has perceived these professionals as being more reliable than our depersonalized on-line services.
Accordingly, we face significant barriers to overcome the consumer preferences of traditionally used professionals for the type of services that we offer.

Because employers and job seekers may obtain other human resource services for free, our revenues may be reduced.

We charge employers and job applicants various fees for our psychological based profiling and screening services. There are many alternative forms of job placement and job seeking services available, however, to the public for free.
For instance, employers may seek employees by using classified advertisements, free Internet employment listing services, and applicant fee based services. Job applicants may seek employment by responding to classified advertisements, using free Internet employment listing services, and employer fee based services.
Accordingly, if we are unable to distinguish the advantages of our fee based services from human resource services that are offered for free, our revenues will be reduced.

Internet affiliate companies may not be successful in selling our services, causing our revenues to be reduced.

We have  arrangements  with  approximately  3 Internet  affiliate web sites that promote or advertise our services on our behalf. An affiliate site company receives 20 to 25% of a total sale when a customer links to our site through their affiliate site, with the percentage determined by individual negotiations with each site. Our affiliate sites may not prove to be a reliable source of revenues. Many of the affiliate sites have overlapping visitation and advertise or market the same services. Additionally, visitors may find that linking to our site through other sites to be a cumbersome process. Other visitors will access the same services we offer directly, without access through an affiliate site.
Accordingly, our revenue sharing arrangements with affiliate sites may be an unreliable source of revenues. Revenue from these affiliate web sites has been minimal. We have no formal agreements with our affiliates and accordingly these relationships can be terminated by either party at any time.

We face risks due to competing technologies or development of new technologies, which may reduce consumer attraction to our technologies.

We face competition from other companies in the Internet human resource business that may have alternative technologies. We will primarily use a logarithm-based software solution that administers a job-orientated personality test that determines work-related activities at which the candidate would likely excel.
Consumers may prefer other alternative technologies that have perceived or actual advantages to our technology. For instance, Career Leader has developed a career self-assessment software technology that provides assessments of patterns of business relevant to individual interests and recommends business careers to users of their software. Preference of this and other technologies over our technologies will reduce our revenues.

To date, much of our business has come from three customers; if we fail to develop a wide customer base, our revenues will be reduced.

Our three main clients, Wilson Logistics, MVP Personnel, and Zellers, have accounted for 84% of our aggregate revenue to date, which breaks down as follows:

Wilson Logistics  40%
MVP Personnel     22%
Zellers           22%

We do not have any long-term contracts, commitments or arrangements with them.
Should these customers cease to use our services in the future, our revenues will significantly decline.

If our customers lose connection to our website, we will lose customers and fail to develop repeat business which will reduce our revenues.

The average time required for our users to complete a profile is 30 minutes.
Although we will test our services for errors and attempt to identify any bugs or errors, our services may contain the following problems leading to interruptions in our service:

     o   Undetected errors or bugs
     o   Inability of our server to handle peak loads
     o   Systems failures by our Internet service provider
     o   Inactivity by users for periods while remaining on-line

Repeated disruptions due to such errors or even one disruption may dissuade users from ever using our services again. Accordingly, if we fail to develop effective systems to detect such errors or guard against such errors and there are substantial interruptions, we will be unsuccessful at developing repeat business, and our revenues will be reduced.

Our vulnerability to security breaches, glitches and other computer failures could harm our customer relationships, our ability to broaden our customer base and our ability to promote our brand name.

We will offer our services through our Internet sites. The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations.
If we are unable to prevent unauthorized access to our users' information and transactions, our customer relationships will be harmed. Although we intend to implement industry-standard security measures, these measures may not prevent future security breaches. Heavy stress placed on our systems could cause systems failures or operation of our systems at unacceptably low speeds.

Because our psychological profiling products and services business depends upon our intellectual property rights, which we have not taken any formal legal action to protect against third parties utilizing our intellectual property without our consent, our revenues may be reduced.

We have currently not taken any formal legal steps to protect important intellectual property related to our psychological profiling products and services. We anticipate we will do so in the next 12 months by filing for trademark and copyright protection for our software and profiling system.

Because we face intense competition from larger and better-established companies that have more resources than we do, we may be unable to develop our business plan or increase our revenues.

The market for our products and services is intensely competitive and highly fragmented. Many of these competitors may have longer operating histories, greater financial, technical and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological change, competitive pressures, or changes in consumer demand.
As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

Our management decisions are made by our Vice President of Information
Technology Management and Marketing, James Cousineau; if we lose his services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our Vice
President of Information Technology Management and Marketing, James Cousineau.
Because Mr. Cousineau is currently essential to our operations, you must rely on his management decisions. Our Vice President of Information Technology
Management and Marketing, James Cousineau will continue to control our business affairs after the offering. We have not obtained any key man life insurance relating to our Vice President of Information Technology Management and
Marketing, James Cousineau. If we lose their services, we may not be able to hire and retain another Vice President of Information Technology Management and
Marketing with comparable experience. As a result, the loss services of our Vice
President of Information Technology Management and Marketing, James Cousineau
could reduce our revenues.

Our Vice President of Information Technology Management and Marketing, James
Cousineau does not have significant financial reporting experience which may reduce our revenues.

Because Mr. Cousineau does not have significant financial reporting experience, we may experience difficulties in implementing our business plan, which may reduce our revenues. We intend to hire an employee with such experience when we become profitable.

We may lose full-time services of Dr. Peter Donnelly and will only have part-time services of Mr. James Cousineau, which may delay implementation of our business plan and our generation of revenues.

Because of our cash flow difficulties, Dr. Peter Donnelly, our former acting CEO has resigned as officer and director. Although he is currently acting as director of client services, he may cease rendering any services to us in the near future. Mr. Cousineau, our Vice President of Information Technology
Management and Marketing will only be devoting no more than 25% of his time to our business until we secure adequate funding or until our cash flow improves.
The loss of Dr. Donnelly and the part-time availability of Mr. Cousineau may delay implementation of our business plan and our generation of revenues.

The offering price of $2.50 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business.

The offering price of $2.50 per share is not based upon earnings or operating history, does not reflect the our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future market price of our stock.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors ability to resell their shares.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

If our common stock becomes tradable in the secondary market, we may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. For additional details concerning the disclosure requirements under the penny stock rules, see the section entitled Penny Stock Considerations at page 40 below.

Sales of our common stock under Rule 144 of Rule 144A could reduce the price of our stock.

There are 11,130,203 shares of our common stock held by non-affiliates and
2,130,250 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities. No shares have been sold pursuant to Rule 144 of the Securities Act of 1933, however as of May 2002, approximately 7,943,351 shares held by non-affiliates are eligible to be resold pursuant to Rule 144, and additional 820,700 shares held by non affiliates are eligible for resale under 144 in July 2002.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933. With the exception of 384,753 shares issued after June 2001 , all of our shares will be eligible for resale no later than 90 days after this registration statement is declared effective, assuming the method of sale limitations in Rule 144 can be satisfied to the extent required.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144 and Rule 144A, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

In the future, our stock may trade on the over-the-counter bulletin board;
because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Because stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed.
Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities.
Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Because certain states require us to seek a qualification for our shareholders to be able to resell their shares in any public market that develops, shareholders may be prevented from selling their shares in the open market to residents of these states if this qualification is not obtained.

We intend to seek qualification for secondary trading by obtaining a listing in
Standard and Poor's Corporation Records. This will qualify our securities for trading in the following states:

Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of
Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland,
Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey,
New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island,
South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders. This may inhibit our shareholders ability to resell their shares if a public market does develop for our stock.

We are authorized to issue preferred stock which, if issued, may reduce the market price of the common stock.

Our directors are authorized by our articles of incorporation to issue shares of preferred stock without the consent of our shareholders. Our preferred stock, when issued, may rank senior to common stock with respect to payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. Our directors will set such preferences. The issuance of such preferred shares and the preferences given the preferred shares, do not need the approval of our shareholders. The existence of rights, which are senior to common stock, may reduce the price of our common shares. We do not have any plans to issue any shares of preferred stock at this time.

Certain Wyoming corporation law provisions could prevent a potential takeover of us that could adversely affect the market price of our common stock or deprive you of a premium over the market price.

We are incorporated in the State of Wyoming. Certain provisions of Wyoming corporation law could adversely affect the market price of our common stock.
Because Wyoming corporation law requires board approval of a transaction involving a change in our control; it would be more difficult for someone to acquire control of us. Wyoming corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors. Neither our articles nor our by-laws contain any similar provisions.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the  statements in this  prospectus  are  "forward-looking  statements."
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."
The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities
Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                    DILUTION

Not applicable. We are not offering any shares in this registration statement.
All shares are being registered on behalf of our selling shareholders.

                            SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase or in exchange for software or services in transactions exempt from registration primarily under Regulation S as well as for several stockholders under section 4(2) of the Securities Act of 1933. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders.

Name (last name      Nature of          Total       Shares         Percentage      Percentage     Relationship to
first)               Business           Shares      Registered     Before          After          us
                                        Owned                      Offering        Offering (1)
-------------------- ------------------ ----------- -------------- --------------- -------------- -----------------
Kushnir Fred                             2,200       2,200         .15             0
Harnett Anthony                         40,000      40,000         .3              0
Appell Andrew                           37,500      37,500         .28             0
Fleming Rowland                         25,000      25,000         .19             0
Gillot Martyn                           15,000      15,000         .11             0
Rodriguez Miguel                        25,000      25,000         .19             0
Auclair Dany                             1,500       1,500         .05             0
Avard David                             40,000      40,000         .30             0
Rudnisky Walter                         15,000      15,000         .11             0
Yetman Herbert                          21,750      21,750         .16             0
Tuthill John                            21,750      21,750         .16             0
McConachie Yvonne                        7,500       7,500         .06             0
Schmalhofer                             22,500      22,500         .17             0
Charles Robert
Kostrich Adam                           15,000      15,000         .11             0
Kostrich Danielle                       15,000      15,000         .11             0
Kostrich Rose                           56,000      56,000         .42             0
Kostrich Anna                           18,750      18,750         .14             0
Kostrich Michael                        50,500      50,500         .4              0    Director
Troyak Maria                            30,000      30,000         .23             0
Troyak Nancy                             7,500       7,500         .06             0
Tirman Nina                              7,500       7,500         .06             0
Firth Kevin                             15,000      15,000         .11             0
Leslie Ray                              15,000      15,000         .11             0
Hillman Bruce                           15,000      15,000         .11             0
Donaldson Construction                  15,000      15,000         .11             0
Construction Co.
Chislett David                          15,000      15,000         .11             0
Moncada Michael                         30,000      30,000         .23             0
Bryan Jack                               7,500       7,500         .06             0
Miron Susan                              4,000       4,000         .03             0
Stephenson David                        15,000      15,000         .11             0
Woods Jill                               3,750       3,750         .02             0
Marques Suzana                           1,500       1,500         .01             0
Yetman Herbert                          21,750      21,750         .16             0
Zadra Teresa                            25,000      25,000         .19             0
Rodgers Jane                            15,000      15,000         .11             0
Littlejohn Robert                        7,500       7,500         .06             0
Stevens George                          30,000      30,000         .23             0
Holtom Kimberly                         15,000      15,000         .11             0
Garner Catherine                         7,500       7,500         .06             0
Levesque Gary                           36,000      36,000         .25             0
McLellan Brian                          30,000      30,000         .23             0
Holtom Lois                             15,000      15,000         .11             0
Marques Suzana                           3,000       3,000         .02             0
Rodgers Jane                            15,000      15,000         .11             0
Gugler Wolf                              7,500       7,500         .06             0
Yetman Herbert                           6,000       6,000         .05             0
Saggu Gursharan                          3,750       3,750         .03             0
Saggu Surinder                           3,750       3,750         .03             0
Clark Nanette                            7,500       7,500         .06             0
Holowka Diane                            7,500       7,500         .06             0
Badger Rev Donald                       15,000      15,000         .11             0
Saggu Harwinder                         15,000      15,000         .11             0
Tibaut Carol                             7,500       7,500         .06             0
Walters Brent                           15,000      15,000         .11             0
Weatherby Deane                          7,500       7,500         .06             0
Weatherby Wayne                          7,500       7,500         .06             0
Schincariol Adrian                       7,500       7,500         .06             0
Campbell Scott                           7,500       7,500         .06             0
Dixon Mark                               6,000       6,000         .05             0
Smillie Jim                             15,000      15,000         .11             0
Bell Dennis                             15,000      15,000         .11             0
Beausoleil Guy                          12,000      12,000         .09             0
Kippenchuk Trevor                        9,600       9,600         .07             0
Hopper Paul                              7,500       7,500         .06             0
Brockwell Merv                          15,000      15,000         .11             0
Donnelly Ruth                           18,749      18,749         .13             0
Chatham Daniel                             750         750         .01             0
denBok Tony                              3,000       3,000         .02             0
Kippenchuk Trevor                        4,800       4,800         .04             0
McDonald Al                              7,500       7,500         .06             0
McDonald Kathryn                        15,000      15,000         .11             0
Near Doreen                              7,500       7,500         .06             0
Atrium Dynamic Health products          30,000      30,000         .23             0
Health Inc
Cudmore Cathy                            7,500       7,500         .06             0
Owen Trevor                              7,500       7,500         .06             0
Politsch Kent                            7,500       7,500         .06             0
Carlyle Donna                            7,500       7,500         .06             0
McCrone Marty                            7,500       7,500         .06             0
Asare Beadros                           25,000      25,000         .19             0
Fein Bruce                              50,000      50,000         .38             0    attorney
Hopper Paul                             15,000      15,000         .11             0
Chatham Daniel                           3,000       3,000         .03             0

     (1) Assuming the sale of all shares offered.

We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market and only if the shares are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve resales of the shares.

                              PLAN OF DISTRIBUTION

Selling shareholders are offering up to 1,248,849 shares of common stock. The selling shareholders will offer their shares at $2.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities.

We intend to seek qualification for secondary trading by obtaining a listing in
Standard and Poor's Corporation Records. This will qualify our securities for trading in the following states:

Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of
Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland,
Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey,
New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island,
South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made, may be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning us or the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters. Specifically, until a market develops, we will file the following if any sales are consummated at a price different than $2.50 per share:

     o   A prospectus supplement, if within 20%; or
     o   A post-effective amendment, if more than 20%.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved. However, in March 2000, we entered into a service agreement with
Daedalian, a consulting company, pursuant to which the consulting company was to develop a website and a certain computer software applications for us. In
September 2000, we entered into a debt agreement with the consulting company under which the outstanding balance owed was reduced by approximately $31,000.
The agreement provided for a promissory note of $37,400 securing the remaining outstanding amount and for the issuance of 300,000 common shares to the consulting company. We did not pay $37,400 due under the promissory note and the common shares referred above were not issued to the consulting company, because it is our position that the consulting company did not comply with the terms and provisions of the agreement. As of the date of this prospectus, we have not received any demand or threat of litigation.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name                        Age        Position
----                        ---        --------
Dr. Peter Donnelly          64         Director of client services
Mr. Bruce Fein              61         Secretary/Director
Mr. Mike Kostrich           41         Director
James Cousineau             53         Vice President of Information Technology Management and Marketing

Dr. Peter Donnelly has been our Director of Client Services since July 2000.
From November 2001 to June 2002, Dr. Donnelly was our Acting Chief Executive
Officer and a Director. Dr. Donnelly conducts extensive software research and development on our behalf. From January 1996 to December 14, 1999, Dr. Donnelly was the Managing Partner and Director of Research for PSITEK, Inc., a firm that specializes in psychological profiling for the purpose of selection profiling and retention prediction. PSITEK Inc. was a name change of the original incorporation of Managing Performance: Insights and Strategies Inc. in 1995 and
was incorporated by Dr. Peter Donnelly. Psitek.org Inc. was incorporated as a new company in December 1999, with a name change in May 2000 to CareerTek.org
Inc., with a name change to SecureStaff Systems Inc. in October 2001. There is no relationship between PSITEK Inc. and Psitek.org Inc. From August 1979 to
December 1995 he was President and Chief Executive Officer of The Self
Management Resources Corporation and Selection Testing Consultants International
Ltd. Dr. Donnelly received a Master of Arts Degree in Experimental Clinical
Psychology in 1966 and a PhD Degree in Organizational Psychology in 1972, both degrees of which were obtained from York University in Toronto, Ontario Canada.
Dr. Donnelly was a founding Board Member of the Canadian Association of
Rehabilitation Personnel in 1970 and is entitled to the designation of
Accredited Rehabilitation Worker.

Bruce F. Fein has been one of our Directors since February 2001. Mr. Fein has been in the private practice of law since 1985. Mr. Fein received his Florida
Certified Public Accountant license in February 1963; however his license has since been retired. Mr. Fein received his Juris Doctor Degree from the George
Washington University School of Law in Washington, DC in June 1964. Mr. Fein
received a Master of Business Administration from the University of Miami in
Coral Gables, Florida in June 1961. Mr. Fein received a Bachelor of Business
Administration from the University of Miami, Coral Gables, Florida in June 1960.
Mr. Fein was admitted to practice law in Texas in 1993, New York in 1964, the
District of Columbia in 1971.

Michael J. Kostrich has been one of our Directors since February 2001. Mr.
Kostrich has been in the public practice of accounting since 1983 and has had his own practice since September 1998. Mr. Kostrich received a Bachelor of
Communications Degree from McMaster University in Hamilton, Ontario Canada in
1983. He received his Chartered Accountant designation in 1987.

James Cousineau has been our Vice President of Information Technology Management and Marketing since July 2000. Mr. Cousineau manages all technical related matters, web site design and maintenance, Internet marketing, and commissioned sales representative management on our behalf. From November 1999 until June
2000 Mr. Cousineau was upgrading his information technology Certifications. From
September 1998 to November 1999, Mr. Cousineau was the Marketing Manager and Web
Master for Deevan Technology Management, a firm specializing in Year 2000 information technology Preparedness and information technology Asset Management for Fortune 500 corporations. From July 1994 to September 1998 he was President,
founder and owner, of Mr.InterNet, a web design and Internet marketing firm.
From June 1984 to June 1994 Mr. Cousineau was President, founder and owner, of
Cousineau & Company Advertising Concepts Limited, a promotional advertising firm for corporate clients. Cousineau & Company was the recipient of six
Canadian National Image Awards for Excellence in Advertising. On Sept. 11, 1998,
Mr. Cousineau filed for personal bankruptcy in Canada, Estate No.: 31-352298,
District: Ontario, Division: 9. It was discharged in April 1999. Mr. Cousineau was also a member of the National Speakers Panel for the SAAC/PPAC, and educator of corporate sales techniques in that industry. Mr. Cousineau is also a founder and director of the International Organization for Entrepreneurs. Mr. Cousineau
is a Microsoft Certified Professional, Certified Computer Technician, Certified
Web Designer, and Certified Advertising Specialist.

Directors serve for a one-year term. Our bylaws currently provide for a board of directors comprised of a minimum of three directors.

Board Committees
----------------

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Family Relationships
--------------------

There are no family relationships among our officers or directors.

Legal Proceedings
-----------------

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

      Name and Address                       Number of Shares of  Percentage before Number of Shares  Percentage after   Percentage
      ----------------                       -------------------- ----------------------------------- ----------------- ------------
                                             Common Stock before  offering          of Common Stock   offering (4)   after offering,
                                             -------------------- --------          ----------------  ------------   ---------------
                                             offering                                after offering (4)               assuming all
                                             --------                                 ------------------               -------------
                                                                                                              registered shares sold
                                                                                                                       -------------
      -------------------------------------- ----------------- -------------------- --------------- --------------
      Dr. Peter Donnelly (1) 82 Islandview   1,050,000                   7.95            1,050,000            7.95
      Crescent, Wasaga Beach, Ontario
      Canada  L0L 2P0
      -------------------------------------- ----------------- -------------------- --------------- ----------------
      Mr. Mike Kostrich (2) 38 Mountbatten     155,250                   1.2                     0             0
      Crescent, Barrie, Canada L4M 1T7
      -------------------------------------- ----------------- -------------------- --------------- ----------------
      Mr. Bruce Fein 6363 Woodway Drive         50,000                    .4                     0             0
      Suite 965 Houston, TX 77057
      -------------------------------------- ----------------- -------------------- --------------- ----------------
      James Cousineau 2 Birchshire Drive       125,000                    .9               125,000             .9
      Barrie, Canada L4N 6W6
      -------------------------------------- ----------------- -------------------- --------------- ----------------
      Mark Galligan (3) Purple Hill Lane,      750,000                   5.7               750,000            5.7
      Creemore, ON, L0M 1G0
      -------------------------------------- ----------------- -------------------- --------------- ----------------
      All directors and named executive      1,380,050                  10.4             1,125,000            7.2
      officers as a group  (4 persons)

(1) Includes the following shares for which Dr. Donnelly is the beneficial owner: 200,000 shares held by Ruth Donnelly Trust. Ruth Donnelly is the wife of Dr. Donnelly. Dr. Donnelly disclaims beneficial ownership of the remaining shares issued to him in connection with the software purchase described in Items 15 and 19 below which are owned by a trust for the benefit of his two daughters over which he has no control to vote or direct the disposition of the shares.

(2) Includes the following shares for which Mr. Kostrich is the beneficial owner: 104,640 shares owned by his wife, mother and children.

(3) Includes 262,500 shares owned by The Toure Jane Seymour Galligan Family
Trust. (4) Assuming all shares registered are sold.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon
13,260,453 shares of common stock outstanding as of the date of this registration statement.

                            DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our articles of incorporation and bylaws is qualified in its entirety. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock
------------

We are authorized to issue 100,000,000 shares of common stock with no par value per share. As of the date of this registration statement, there were 13,260,453 shares of common stock issued and outstanding held by 116 shareholders of record. All shares of common stock outstanding are, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

Preferred Stock
---------------

We are authorized to issue 1,000,000 shares each of Class A, B, C, D and E no value par preferred stock. As of the date of this registration statement, there are no preferred shares outstanding. We presently have no plans to issue any shares of preferred stock. However, preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding an unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

Our Financial Statements for the year ending July 31, 2001 and the period from inception to July 31, 2000, have been included in this prospectus in reliance upon Dohan and Company, Certified Public Accountant, as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our by-laws, subject to the provisions of Wyoming Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We were incorporated in Wyoming on December 14, 1999, under the name Psitek.org,
Inc. In April 2000, we changed our name to Careertek.org, Inc. On October 16,
2001 we changed our name to SecureStaff Systems, Inc.

Our mission is to simplify and enhance the personnel selection process through interactive psychological profiling; providing performance predictability, violence predictability and recruit retention, at the lowest cost to human resource management.

Since our inception we have devoted our activities to the following:

     o   Raising capital;
     o   Establishing our website; and
     o   Developing markets for the services we offer on our website.

We have never been the subject of any bankruptcy or receivership action. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.

PRINCIPAL PRODUCTS & SERVICES

We acquired our software on December 14, 1999. We operate websites at
www.securestaffsystems.com and www.careertek.org, which provide security related and other personnel services to employers and job applicants.
The careertek.org website became operational in August 2000 and the
securestaffsystems.com website became operational in October 2001. The
careertek.org website performs no function other than to refer a person to the
securestaffsystems.com website.

We offer on-line psychological profiling. We have developed and tested psychological profiling techniques and methods for industry, governments, schools and individuals. Our profiles are designed to provide insight into a person's personality, work habits, moral attitude, character and overall abilities. The products we market include a system to provide violence propensity predictors. Our products can be used for corporate security purposes, as well as for recruiting or downsizing. Profiling is completed on- line at any
Internet connected computer. The results are immediately available to the client through the Internet.

Our revenues are derived from the sale of these profiling services on our website.

What Does Our Profile Measure?
------------------------------

Our profile is designed to help companies perform effective entry-level selection and assessment for promotion potential. In addition, our expanded and enhanced profiling system now incorporates the content materials that allow it to predict the potential for violence in the workplace. With this combination of matching applicants or promotion candidates to a job or career and at the same time pointing out any penchant for violence, this application can assist in developing workplace productivity, safety and security.

Personality And Temperament
---------------------------

First we identify the personality characteristics such as aggressiveness, antisocial behavior, early forms of violent behavior and his/her attitudes towards such behavior in him/herself and others. Then we ask the profilee to rate his/her agreement with statements about him/herself in terms of these characteristics.

Personal Life Control Issues
----------------------------

In the second part of our profile, we assess the degree to which the person sees him/herself in control of his or her own life and future. In addition, we ask questions about the profilee's view of the choices people and they themselves can make to change life circumstances for themselves and others.

Background and Effort History Issues
------------------------------------

In the third section of our profile, we ask for responses relating to the individual's personal and effort history. By effort history, we mean whether or not an individual being evaluated tried their best, that is, worked as hard as they could, to be successful in previous jobs. We describe this as a prediction about whether or not the person will do the job rather than the issue of can the person do the job. In the profiling questions we include specifics relating to early difficulties of both a physical and psychological nature that the person may have experienced with parents and peers, the approval of parents for their academic and vocational choices, residential mobility/stability, and academic success/failure. Also included are questions relating to peer and sibling behavior, community shortcomings regarding drugs and firearms, community disorganization, and supportive positive community resources that are/were available and used by the profilee.

Profile System Characteristics - Basic Profile

All of the current versions of our profiling products measure the following characteristics. In addition to the evaluation of the person's effort history, here are the definitions of the measurements used.

     o Self-management potential is defined as the natural inclination towards being a person who is a planner, time manager and one who puts in the effort to make the things he/she planned happen as planned.

     o Achievement motivation is defined as the mix of a need for safety and security, a need for being valued in the eyes of other people and a need to be of value in one's own eyes that is independent of other people.

     o Team leader - team member orientation is defined as the degree to which one is a team member, a team leader and/or a highly independent individual.

     o People orientation is defined as the degree to which one is interested in and motivated by the opportunity to interact with others - coworkers and/or customers.

     o Technical-intellectual orientation is defined as the degree to which one is interested in and motivated by the opportunity to develop and use one's technical know-how and to use logic in the solving of problems. It also includes an appraisal of the likelihood that the person will be detail oriented in their job.

     o Focus of control is defined as the degree to which a person sees himself or herself as being controlled by outside forces and circumstances as compared to the degree to which the person feels in control of their life.

Each characteristic has both positive and negative contributing words or short phrases that are evaluated on a five point scale by the profilee as to how much or how little each word or phrase applies to him or her. The scores are tallied and a prediction equation is computed based on these scores and the effort history score. The prediction equation in JobFit and CareerFit indicates where the person is best suited to a variety of possible jobs/careers. In our future
StudentFit product, the prediction equation'directs the student to courses of study leading to certain jobs and careers that might best fit his or her personality and temperament.

How Our Website Services Work
-----------------------------

The candidate answers multiple-choice questions and completes the profile questionnaire over the Internet. On average the various questionnaires take between thirty and forty-five minutes to complete. As soon as the questionnaire is complete, the results are automatically scored and the reports and graphs are generated and returned to the designated recipient, usually the employer or institution, within seconds.

Our services work in the following manner:

     o   An applicant fills out a questionnaire at our website;
     o   Data from the website form is fed into our software program;
     o   Our software  computes  scores on eleven  indices that we have established  as predictive of survival and success in a particular job or job categories;
     o   For the job seeker,  the program selects content  paragraphs that are placed in a report form based on the reported scores;
     o   For the job  seeker,  the  report  form is  descriptive  of the  person and  provides  guidance  on how to overcome individual shortfalls in potential;
     o   For the corporate  employer,  our software  program  computes,  in a report form, a numeric  quotient that indicates specific probabilities for the survival and success of each candidate.

Specific Products
-----------------

Our current specific products are the following:

     o   JobFit - accounting for 75% of our revenues. This is our primary product and we commenced offering this service on a limited basis in
         September 2000.

This is our basic profile for all-purpose use for job applicants as to their suitability and success in the job they seek. It measures the applicant's qualities against the qualities of successful people in that job.

o        RetailFit - accounting for 22% of our revenues.  This product was developed to fulfill the needs of the retail marketplace employers.
         We began offering this product in September 2001.

This profile is specifically designed for people who meet the public all day long such as retail sales clerks, receptionists, food and beverage servers, sales people and telephone contact people.

     o   CareerFit - accounting for 3% of our revenues.  We commenced offering this product on a limited basis in September 2000.

The CareerFit profiling system is an offshoot of the JobFit profiling system. It employs the same input questions as JobFit and the same scale score calculations. However, it differs from JobFit in its interpretation of the scale scores in that it reports its results from the perspective of looking at the profilee from a personal counseling point of view rather than from the selection point of view.

Jobfit

A client can order a regular profile that shows the person's ability and success probability in a specific job. Employers pay a fee of $19.95 to get this JobFit report.

U.S clients can add on an extensive, additional profile that can also show the basic character and attitudes of the person. When these extra questions are blended in with the profile they produce a second report that focuses on propensity for violence, moral attitudes, level of loyalty and basic ethics. At the time of the Columbine High School disaster before coming to work for us, our founder began development of a violence predictor scale for young people. Later, the research refocused on potential violent adult behavior. The client can also order a detailed and extensive personal history report available for any adult that includes financial history, motor vehicle record, criminal record, previous addresses, etc. This information is obtained from a third party provider. The systems can be applied to job applicants or existing employees.

Our psychological profiling systems provide an employer with a complete work ethic profile against an extensive database in every major job category in order to identify those most likely to be top performers as well as those who share the employer's corporate values. Candidate results rank the employment candidate on a scale ranging from unacceptable through acceptable and up to excellent. The report forecasts the degree to which the subject's intrinsic personality attributes match the target job and the degree to which the candidate shares the employer's company values.

We have developed a number of other psychological techniques and profiles that will demonstrate an employee's or job applicant's work ethic and a predictor scale that indicates not only if a candidate can do a particular job, but also whether the candidate will do the job. These profiles compare the applicant to scores typical of successful people in the targeted area and grade their suitability on a scale of one to eleven in ten key success categories.

RetailFit

RetailFit was developed to focus on the retail employer. It profiles job applicants as to their suitability and success in the job categories of cashier, customer service, and task related positions. It measures the applicant's qualities against the qualities of successful people in similar positions in the retail sector. A simplified graphical report enables a quick and efficient screening of multiple applicants for a job position that is common in the retail industry.

CareerFit -

CareerFit is a resume enhancement tool for job seekers in general and in particular for those who post their resumes on one or more of over 6,500
North American on line job banks. This product is designed to enhance our clients' selection opportunities by providing them with a self-counseling report that they may use to select jobs they wish to consider. They may choose to pass a copy of their report on to potential employers. The
CareerFit report is designed to distinguish committed job seekers from other candidates

The CareerFit profile is presented on the Internet as a questionnaire by which someone seeking a career or job change can be advised of the best kinds of employment to seek, for both best personal performance and greatest satisfaction, and conversely, the kinds of jobs or careers to avoid that would be at odds with his/her personality and temperament.

The client starts by completing an entry form, which includes the online processing of a $19.95 fee to access the active pages of the CareerFit
Profile questionnaire. Upon completion of the CareerFit Profile questionnaire, a CareerFit report is automatically scored and created and it is immediately emailed to the consumer at the email address provided by the consumer in the entry pages.

Our current services are geared to the following job applicants and employer groups:

     o   Information and technology;
     o   Finance and accounting;
     o   Sales and marketing;
     o   Administration and management;
     o   Engineering;
     o   Manufacturing;
     o   Call centers;
     o   Teachers;
     o   Trucking;
     o   Publishing;
     o   Retail Sales;
     o   Customer Service;
     o   Retail Materials Management; and
     o   E-Commerce.

Our potential future product is the following:

     o   StudentFit - this product is still in development and we will commence offering this product in July 2002.

StudentFit

This profile points out the areas where a young person is likely to excel and what they will enjoy - very helpful in helping a student select disciplines to pursue and courses for future study. Slotted in the general questions of StudentFit is a second set of questions that produce a second report that will examine the student's character and moral attitudes along with measuring his or her propensity for violence.

The StudentFit Plus profile is presented as an electronic questionnaire by which youth can be assessed and referred for counseling both as to their future career potential and their penchant for violence. Its primary focus is on matching a student to a range of possible future jobs and careers on the basis of how his or her personality and temperament would be best fulfilled and productive in certain jobs. The profile accomplishes this by way of recommending for the student a course of study leading to these possible jobs/careers. The profile takes about 40 minutes to complete on-line via the Internet and the report generated from the responses of the person profiled to the questions presented are computer-scored, the results are analyzed and a comprehensive report is available within seconds.

A beta study of the new StudentFit system is planned for Q3 2002 and will use both normal, historically non-violent adolescents, and young adults, and they will be contrasted with an age and education comparable group with a history of violence. This study will generate the normative data for
StudentFit.

From the normative data of the beta study, a series of descriptive and prescriptive content materials will be developed to focus on life change experiences needed to help the potential violence prone young person to improve their self-image, their thinking, their conscience and their life strategies to become a more `normal' and productive person. An added benefit will be that the revised profile will also identify those youth who are already service oriented and who would profit from service-learning experiences such as volunteering, internships, religious organizations, service clubs, youth groups, hospitals and a host of other possibilities.

The charge to the client per profile is in the $10 to $50 range depending upon the volume purchased and the type of profile provided. Although we have not yet sold any large scope studies, we anticipate that for large scope studies such as entire school systems, we anticipate that the cost can be dropped to as low as $3.00 per student in order to encourage broad use of the program.

This is a present offering that has not been implemented by any client as of this date. It does not require any further development.

Employer Postings and Resume Management
---------------------------------------

JobCenter - An outsourcing tool to manage the resumes submitted to a client by creating and managing a website for them. JobCenter is unique because it offers corporate clients an opportunity to present job openings and collect resumes exclusively for their organization without sharing their potential candidates with the competition on the various commercial job sites.

OUR MARKETING PROGRAM

We sell our products either directly through our website,
www.securestaffsystems.com, or as a result of our Internet affiliate web sites directing customer traffic to our web site. We have links with "Wolf
Gugler and Associates", www.wolfgugler.com (located at
www.wolfgugler.com/CareerAssessment.asp); and "Academy of Learning",
www.academybarrie.com (located at
www.academybarrie.com/careerfit_profile.html); and "International
Organization for Entrepreneurs", www.ioe.org (located at
www.ioe.org/personalprofile.html). Each affiliate is linked into the
SecureStaff Systems website through specifically designed web pages on the
SecureStaff Systems web servers

Our sales approach with potential corporate clients includes:

     o   Following up with a telephone call by a member of our sales staff to schedule a sales presentation appointment in which we conduct a demonstration of our online application and screening process and job profile report.

Our products will be marketed to:

     o   Large corporations and their respective trade associations on a direct sales basis;
     o   Small businesses and professional firms under licensing agreements; and
     o   Internet based career and educational service providers on a revenue-sharing basis

Contracts with these corporations and/or their trade associations will be based on a pre-estimated annual volume of candidates being screened;
specifically, the contracts will be based upon the number of employees, the percent of annual turnover, or the $19.95/profile. These companies will also be initially offered an evaluation of 50 existing employees at nominal cost to establish company job specific statistically established selection matching templates on a statistically valid and reliable basis. Through this strategy we are attempting to gain market entry to companies that screen thousands of candidates per year.

Internet Affiliate Sales
------------------------

We market through other websites, called affiliates. An affiliate web site places a link, or full marketing page, on their website, offering our profiling services. A visitor to the affiliate's web site, after deciding to seek further information, or purchase a profile, is taken to a specially designed web page created for that affiliate, on our servers, to continue the purchase.

Websites in the top 100 web sites in the job offering, resume posting, or career counseling categories, determined as set forth below, receive a commission of 25% or $4.99 per profile purchased by a visitor to their website. Affiliate web sites, which are not listed in the top 100 sites, are paid 20% or $3.99 per profile purchased through their website by a visitor.

The Top 100 approved web sites are those that have the greatest amount of visitor traffic based on statistics provided to various statistic gathering web sites. Sources that are used to gather these statistics include
http://www.interbiznet.com/top100/job-seeker.html,
http://www.interbiznet.com/top100/recruiter.html,
http://www.worldhot.com/business/jobs

Electronic tracking methods insure that the affiliate web site receives the appropriate  commission  if a sale  is  completed.  Affiliates  are  compensated monthly.

Marketing Our Products to Small Businesses
------------------------------------------

We will attempt to highlight the cost advantages of our services by emphasizing to our prospective small business employer clients that they can use our recruiting services tools at a nominal cost. Currently, many small businesses use conventional labor and cost intensive techniques to recruit and interview job candidates. Our sales team, led by a local sales manager, will approach small businesses, including those that are currently advertising in local and regional newspapers. These companies will be offered valuable pre-screening evaluation and interview tools. Our products will be sold on an annual needs basis and paid in pre-determined auto withdrawal monthly installments.

At present, we have neither a sales team nor a local sales manager. We anticipate that when hired, our account managers will receive for their services a base salary plus a 10% commission of all revenues from sales of our services, once a minimum revenue plateau of $500,000 has been reached.

Help Desk Services
------------------

The location of the call service center and e-Call service center is 2
Birchshire Drive, Barrie, Ontario, Canada L4N 6W6. The call center is serviced by our administrative person from 9a.m.-5p.m. EST, Monday to Friday. Further, the call center is serviced by our vice president of information technology and
Internet marketing by remote link from 7a.m.-8p.m. EST, seven days a week. Both links can be subject to the failure of local and long distance fiber optic and hard line delivery systems. Although there is a potentiality of a brief or intermitted interruption of service, we are wholly dependent on these major carriers in order to maintain continuity of both types of service.

FUTURE PLANS
------------

We plan to accomplish the following in the future. We need additional funds to finance our business development in the next 12 months, as set forth below, but we are not committed to make any of these expenditures. We have no source of these funds identified. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the desired funding. If we fail to secure adequate funds to accomplish the objectives outlined below, we will be able to conduct only limited operations. However, we believe that if we secure the required funding on a timely basis, we can accomplish these objectives within the projected time frames.

EVENT OR MILESTONE PERTAINING TO       TIME FRAME FOR  IMPLEMENTATION   METHOD OF ACHIEVEMENT          ESTIMATED COST
PRODUCT DEVELOPMENT                                                                                    [Low/High]

For all of our products, translate     September 1, 2002 - August 31,   Hire a professional            None/$100,000
our questionnaire and reports into     2003                             translation firm.  Validate
Spanish and French.                                                     the translation

EVENT OR MILESTONE PERTAINING TO       TIME FRAME FOR  IMPLEMENTATION   METHOD OF ACHIEVEMENT          ESTIMATED COST
SALES AND MARKETING                                                                                    [Low/High]

Conduct a North American print media   September 1, 2002 - August 31,   Hire a professional            $150,000/$350,000
advertising campaign.                  2003                             advertising firm.  Place
                                                                        print media advertisements
                                                                        in nationally recognized
                                                                        newspapers and trade
                                                                        publications.

Conduct a North American promotions    September 1, 2002 - August 31,   Hire a professional            $50,000/$250,000
campaign.                              2003                             promotions firm.  Attend
                                                                        various trade shows and
                                                                        public engagements as
                                                                        advised to promote our
                                                                        services.

Conduct various business related       September 1, 2002 - August 31,   As required, depending on      $45,000/$90,000
sales calls and travel throughout      2003                             nature and duration of
North America.                                                          travel.

Hire a corporate sales manager and     September 1, 2002 - August 31,   Through in-house efforts.      $50,000/$160,000
two in-house account managers.         2003

EVENT OR MILESTONE PERTAINING TO       TIME FRAME FOR  IMPLEMENTATION   METHOD OF ACHIEVEMENT          ESTIMATED COST
CUSTOMER SUPPORT                                                                                       [Low/High]

Hire three customer support staff.     September 1, 2002 - August 31,   Through in-house efforts.      $25,000/$75,000
                                       2003

Total Low - $320,000
Total High -  $1,025,000
Excludes general working capital

The cost of these activities must all be funded with future debt or equity financing.

PRODUCT DEVELOPMENT

We and our founders have spent the following estimated amounts for our product development:

     o From inception to July 31, 2000 - $64,000 Comprised of cash of $17,000 to
Peter Donnelly for the Insight Profile; $40,000 to Peter Donnelly for further development of the profile system; and $7,000 for computers and software for profile development.

Additional development costs incurred:

     o From August 1, 2000 to July 31, 2001 - $169,240 Comprised of
programming costs in software development to four companies, and salaries to Peter Donnelly and James Cousineau for development of the software.
Daedalian Solutions (Toronto, Ontario, Canada), Artistic Web (Elliott Lake,
Ontario Canada), NetMost Solutions (Toronto, Ontario, Canada), and
Pavliks.com Inc. (Barrie, Ontario, Canada).

None of these development funds were provided in customer sponsored research activities.

We plan to conduct validation studies, focus groups, and consultative research in the development of new products during the next two years. We estimate development cost of $100,000 for our projected new products.

MATERIAL AGREEMENTS

We use HostMySite.com as our web site hosting service. Our agreement with
HostMySite.com is oral and is paid for on a monthly basis at a rate of $469 per month. HostMySite.com has provided a dedicated Windows 2000 Server, built exclusively for our account. We own the full licenses for the Windows 2000
Server operating system, the SQL 7 software for the profiling database, and the
iMail server software for our e-mail server. These services are all hosted at
HostMySite.com. We have full-time service in the event of failure of our servers.
We also maintain a back-up shared server account site at ClickHost.net of
Stratford, Ontario, Canada, to address the potential of a failure, or extended interruption of the HostMySite.com service, and to host our beta testing and development profiling systems. The ClickHost.net server agreement is oral and paid for on a monthly basis at a rate of $6.95 per month.

PRODUCT LIABILITY

We do not offer warranties and we have not obtained warranty or product liability insurance. In addition, we have not established a reserve fund for such purposes. We have been selling our products since September 2000 and no claims have been made against us.

EMPLOYEES

We have two full-time employees, as follows:

     o Director of Client Services , Dr. Peter Donnelly
     o Director of Marketing, Mr. James Cousineau

We intend to search for a new CEO as soon as funds are available.

We have no collective bargaining agreements. We consider our relationship with our employees to be excellent.

COMPETITIVE BUSINESS CONDITIONS:

The personnel service industry is increasingly competitive with hundreds, possibly thousands of competitors on the Internet alone. In addition, because barriers to market entry are relatively low and new competitors can establish new sites at a relatively low cost utilizing a variety of market available software, we expect competition to become increasingly intensified in the future. Therefore, competition is rapidly evolving and very competitive and there are no assurances that we can keep pace with the intense competition in this market. There are hundreds of websites that operate similar businesses to
us.

Many of our competitors have significantly greater brand recognition, customer bases, operating histories and financial and other resources. In addition, many companies have expanded the size of their operations by acquiring other complimentary companies to form advantageous strategic alliances. We compete with on-line psychological profiling services and well as off-line providers, including traditional employment agencies, psychological profiling centers, and career counseling centers. Some of these services are provided at no cost to job seekers or employers. In addition, many of our competitors offer the less effective but similar services at less cost than us and have the financial resources to create more attractive pricing.

Our primary on-line competitors are:

     o   CareerLeader which is a career self-assessment tool;
     o   MAPP,  which is an  abbreviation  for  Motivational  Appraisal  of
         Personal  Potential,  is a guidance and motivation assessment tool to achieve educational and career potential;
     o   The Computer  Psychologist is a job-oriented  personality test, which determines  work-related  activities at which the candidate would likely excel as well as those that pose potential limitations.

These  competitors  have the following  advantages over the services that we now offer:

     o   A larger sales force;
     o   Greater brand recognition; and
     o   A longer corporate history.

Because we do not offer an exclusive set of services and products, we will encounter difficulties in distinguishing our services and products from others.
In addition, much of the same information accessible through our business will be available elsewhere on the Internet or in other informational formats offered by our competitors. We intend to compete effectively or overcome these competitive advantages by:

     o   Promoting  our product to chief  executive  officers  and human resource  managers  through  "free" trial offers; and
     o   Offering our service at a competitive price.

CUSTOMER DEPENDENCY

Each of our three main clients, Wilson Logistics, MVP Personnel, and Zellers, have accounted for more than 10% of our aggregate revenue to date as follows:

Wilson Logistics:  40%
MVP Personnel:     22%
Zellers:           22%

We anticipate that we will be dependent upon Zellers for more than 10% of our revenues in 2002.

COPYRIGHTS

Our psychological profiling system has been created, developed and copyrighted in 1996, 1997, 1998, and 2000 by Dr. Peter Donnelly, a psychologist who was one of our founders and who serves as Chairman of our Board of Directors. On
December 15, 1999 we received our intellectual property pursuant to a written agreement between us and Dr. Donnelly and Mr. Mark Galligan.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS

We are not aware of any governmental regulations that will affect our business plan. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Overview
--------

We offer on-line psychological profiling. Our profiles are designed to provide insight into a person's personality, work habits, moral attitude, character and overall abilities. The products we market include a system to provide violence propensity predictors. Our products can be used for corporate security purposes, as well as for recruiting or downsizing. Profiling is completed on-line at any
Internet connected computer. The results are immediately available to our client through the Internet.

Our revenues are derived from the sale of the following profiling services on our website:

      o   JobFit - accounting for 75% of our revenues.

      o   RetailFit - accounting for 22% of our revenues.

     o   CareerFit - accounting for 3% of our revenues.

These reports are delivered quickly and at a low cost to the user over the
Internet. We utilize our proprietary automated software program, the Insight
Profile(C), to generate the profiles.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan, because we are currently operating at a substantial loss with no operating history and revenues, an investor cannot determine if we will ever become profitable.

Current Results of Operations and Financial Status

We have not generated any significant revenues. Our first sale was made in
November 2000. Our aggregate sales from inception to January 31, 2002 total
$6,858.

Our website is complete and our JobFit(C), RetailFit(C), and
CareerFit(C)software programs through which we offer our services are fully operational.

Since our inception to the period ending January 31, 2002, we have incurred net losses of $761,782on aggregate revenues of $6,844.00. At the period ending
January 31, 2002 our assets exceeded our liabilities by $455,139.

We anticipate that revenues will increase as our products gain acceptance;
however, our future profitability is uncertain. Our operational expenses will increase according to the implementation of our growth plans.

Since July 31, 2000, we have raised $363,127 from the sale of 1,031,149 shares of our common stock, adjusted for the 3 for 4 reverse split in 2000.

Each of our three main clients, Wilson Logistics, MVP Personnel, and Zellers, have accounted for more than 10% of our aggregate revenue to date, as follows:

Wilson Logistics: 40%
MVP Personnel: 22%
Zellers: 22%

Pay per use means that the client company is not contractually bound to purchase a given number of profiles. Rather it pays for just those profiles it uses.
Under this type of agreement, the client company can continue or discontinue use at their discretion. While profile use with these companies is in our infancy, we believe that the volume of profiles used by these companies will grow as they decide to expand their application of the product beyond the current pilot areas to include all areas requiring staffing solutions.

July 31, 2000 vs. July 31, 2001

Income Statement             Year end July 31             Amount          Percentage    Reason
                                                          increase        increase
                                                          (decrease)      (decrease)
                               2001         2000

Revenues                     $4,702           $0         $4,702        999.9%           We had sales.

Operating Expenses:        $432,719     $160,336       $272,383        169.8%           We expended funds on product
                                                                                        development.

Consulting Services         $98,041      $20,590        $77,451        376.2%           Sales, marketing, and management
                                                                                        consultants

Professional Fees           $19,096       $9,714         $9,382         96.6%           Preparation and consultation for SB2 -
                                                                                        lawyers and accountants.

Computer and website        $44,481           $0        $44,481        999.9%           Purchase of two new web servers,
maintenance                                                                             installation of same, and redesign of
                                                                                        existing website.

Foreign currency valuation  $(3,029)          $0        $(3,029)       999.9%           US/CDN dollar exchange
adjustment

Net Income                ($428,131)   ($160,336)     ($267,795)       167.0%           Expenses increased faster than revenues.

Balance Sheet                Year ended July 31          Amount          Percentage     Reason
                                                         increase        increase
                                                         (decrease)      (decrease)
                               2001         2000

Current Assets               $9,720      $15,485        ($5,765)       (37.2%)          We expended funds on product development.

Fixed Assets                $15,926      $17,492        ($1,566)        (8.9%)          Depreciation expense and currency
                                                                                        exchange adjustment

Trade Payables              $51,533      $46,239         $5,294         11.4%           We expended funds on product development.

Other Liabilities           $77,884      $75,500         $2,384          3.2%           Change wasn't significant.

January 31, 2000 vs. January 31, 2001

Income Statement      Six months ended January 31    Amount       Percentage            Reason
                                                    increase       increase
                                                   (decrease)     (decrease)

                               200 2         200 1

Revenues                     $2,142       $4,249        $(2,107)       (49.6%)
                                                                                        No new sales or
                                                                                        marketing during
                                                                                        additional development
                                                                                        phase.

Operating Expenses         $184,203     $209,156       $(24,953)       (11.9%)
                                                                                        Lower office space rent
                                                                                        and overhead.

Consulting Services         $22,679      $64,255       $(41,576)       (64.7%)
                                                                                        Did not renew
                                                                                        sales/management
                                                                                        contracts during new
                                                                                        development phase.

Professional Fees           $36,099       $5,461        $30,638        561.0%
                                                                                        Preparation of new SB2
                                                                                        submission - lawyers,
                                                                                        accountants, auditors.

Net                       $(173,315)   $(205,059)       $31,744        (15.5%)
Income                                                                                  Reduction of new sales
                                                                                        efforts

Balance Sheet                                         Amount        Percentage          Reason
                                                     increase        increase
                                                    (decrease)      (decrease)
                       January 31,     July 31,
                           2002          2001

Current Assets                 $255       $9,720        $(9,465)      (973.8%)
                                                                                        Reduced A/R

Fixed Assets                $14,80 0      $17,492        $(2,69 2 )       (15.4%)
                                                                                        Depreciation of furniture
                                                                                        and computers.

Trade Payables              $80,242      $51,533        $28,709         55.7%
                                                                                        Printing of marketing
                                                                                        material, new stationary,
                                                                                        etc.

Other Liabilities          $155,045      $77,884        $77,161        990.7%
                                                                                        Balance of previous
                                                                                        office lease and dispute
                                                                                        with previous programming
                                                                                        company.

Liquidity and Capital Resources
-------------------------------

From our inception to January 31, 2002, we incurred operating losses of
($761,782) and had a net working capital deficiency of $235,032 . In addition, as of January 31, 2002, we had only $255 of current cash available. On a short term basis, our cash resources of $255 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of
$145,000 to satisfy such requirements, but we need an additional minimum of
$320,00 to finance our planned expansion in the next 12 months, which funds will be used for product development, marketing, and customer support. However in order to become profitable on a long-term basis we will still need to secure additional debt or equity funding.

We have no definitive plan in place capable of removing the threat to the continuation of the business. We hope to be able to raise additional funds from an offering of our stock in the future. We have not taken any steps to effect this offering or secure any other outside financing. The offering may not occur, or if it occurs, may not raise the required funding.

We have obligations due First Foundation for $81,000 and Daedalian for $37,400.
The obligation due First Foundation is an oral agreement requiring repayment upon demand with no interest. We do not intend to pay the note to Daedalian. See
Item 9 Legal Proceedings above at page 21.

Plan of Operation for the Period September 1, 2002 - August 31, 2003
--------------------------------------------------------------------

We plan to take a number of steps to develop our products, sales and marketing and customer support. See "Business - Future Plans," at page 32. We estimate the total minimum funds needed to be $320,000 and the total maximum funds needed to be $1,025,000. These estimates are based upon our estimates of costs of product development, sales and marketing customer. Amounts necessary for these items may increase. Accordingly, our actual costs may exceed our cost estimates. We are not committed to make any of these expenditures.

We have no source of these funds identified. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the desired funding. If we fail to secure adequate funds to accomplish the objectives outlined below, we will be able to conduct only limited operations.

                             DESCRIPTION OF PROPERTY

Our offices are located at 2 Birchshire Drive, Barrie, Ontario, Canada L4N 6W6
at the home of Mr. Cousineau, who charges us no rent. Our present offices are
700 square feet with plans to relocate to a larger premises in the same city, and we believe that we will be able to locate office space upon commercially reasonable terms. Our offices are in good condition and are sufficient to conduct our operations. Our telephone numbers are 705-722-3033 (Barrie),
866-679-8688 (North America Toll Free), and 705-739-1352 (Fax).

Our mailing address is 22 Commerce Park Drive, Unit C-1, Suite 244, Barrie,
Ontario, Canada L4N 8W8.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure.
We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.
Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 15, 1999, we paid Dr. Peter Donnelly and Mark L. Galligan the following in exchange for our proprietary software:

     o   Cash in the total amount of $17,000 to Peter Donnelly;
     o   3,000,000 shares common stock to Peter Donnelly and designees; and
     o   1,050,000 shares of common stock to Mark Galligan and designees.

This software is the basis of all of our profiling products. We would not have been able to conduct our business without the acquisition of this software.
The price was determined by mutual agreement of the parties based upon what they believed was the fair value of these rights at the time of transfer. Proprietary software valuation figures are recorded on the financial statements based upon historical cost. The founder's historical cost was $592,960 and it was fully developed as a Windows-based application at the time, but has been further developed as an Internet based application with additional content since then.

These shares were adjusted downward as part of our 3 for 4 reverse stock split in 2000. In addition, in 2001, Peter Donnelly returned 250,000 shares to our treasury for no consideration in order to reduce the number of issued and outstanding shares.

In May 2000 we issued Mr. Cousineau an aggregate of 125,000 shares for software development and web site design services which we valued at $2,375 by mutual agreement.

In August 2001 we issued Dr. Donnelly 50,000 shares for software development services which we valued at $950 by mutual agreement.

In July 2000 Mr. Kostrich and other family members purchased an aggregate of
155,250 shares for $.34 per share, the same price paid by non-affiliates in an offering.

Dr. Peter Donnelly and Mr. Galligan were our founders. Dr. Donnelly is the director of client services and Chairman of our Board of Directors. Mr.
Cousineau is an officer. Mr. Kostrich is a director.

In August 2001 we issued 50,000 shares to William McGinley, a then-officer, for software development services which we valued at an aggregate of $4,450 by mutual agreement.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities
-----------------------------------------

We have no options, warrants or convertible securities outstanding.

Penny Stock Considerations
--------------------------

Our  shares  will be "penny  stocks"  as that term is  generally  defined in the
Securities  Exchange Act of 1934 to mean equity  securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

     o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

     o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

     o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

     o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders
-------

As of the date of this registration statement, we had 116 holders of record of our common stock.

Dividends
---------

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Reports to Shareholders
-----------------------

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and
Exchange Commission.

Where You Can Find Additional Information
------------------------------------------

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, File No. 333-82990 with respect to the common stock in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. The public may obtain information on the operation of the Public
Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

                             EXECUTIVE COMPENSATION
Executive Compensation
----------------------

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended July 31, 2001 and 2000 respectively by our Acting Chief Executive Officer. No other executive officers received aggregate compensation during our last fiscal year that exceeded, or would exceed on an annualized basis, $100,000.

Name                           Position                  Year         Salary
Dr. Peter Donnelly    director of client services        2001        $38,217
                                                         2000        $38,217

No other annual compensation, including a bonus or other form of compensation;
and no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, were paid to
Dr. Donnelly during these periods.

Employment Contracts
--------------------

We entered into an employment agreement with Dr. Peter Donnelly for a three-year period commencing January 2000. Under the terms of the agreement, as amended in
January 2002, Dr. Donnelly receives a base salary of $3184 per month for the year ending December 2002, subject to future increase as follows:

     o   Salary increase to $7643 upon conclusion of initial public offering of our treasury shares yielding not less than $250,000.

In addition, he shall receive individual and dependent group insurance benefits as approved by the board of directors. No compensation of this type has been approved.

We entered into an employment agreement with James Cousineau for a three-year period commencing July 2000. Under the terms of the agreement, amended January
2002, James Cousineau receives a base salary per month of $3185 for the year ending December 2002, subject to future increase as follows:

     o   Salary increase to $4459 per month upon conclusion of initial public offering of our treasury shares yielding not less than $250,000.

He was issued 25,000 shares of common stock as a signing bonus in June 2000.

In addition, he shall receive additional share, cash incentive, or option plan bonuses per programs instituted by the board of directors. No compensation of this type has been approved.

Due to cash flow difficulties, we have agreed to pay Mr. Cousineau the sum of
$1,000 per month for no more than 25% of his time until we receive funding or our cash flow position improves.

Board Compensation
------------------

Members of our Board of Directors do not receive cash compensation for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings.

FINANCIAL STATEMENTS

The financial statements of SecureStaff Systems, Inc. in response to this Item are as follows:

                     SecureStaff Systems, Inc. and Subsidiary
                           f/k/a CareerTek.Org, Inc.
                            FINANCIAL STATEMENTS
                    January 31, 2002, and July 31, 2001 and
                                 July 31, 2000

                                  CONTENTS

                                                              PAGE
                                                              ----

INDEPENDENT AUDITOR'S REPORT                                  F-2
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets                                   F-3
Consolidated Statements of Operations                         F-4
Consolidated Statements of Cash Flows                         F-5
Consolidated Statements of Shareholders' Equity               F-6
Calculation of Earnings Per Share                             F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS            F-8 to F-13

                                      F-1

Dohan and Company, CPA's                         7700 North Kendall Drive, #200
CERTIFIED PUBLIC ACCOUNTANTS                          Miami, Florida 33156-7564
A Professional Association                           Telephone:  (305) 274-1366
                                                      Facsimile: (305) 274-1368

                          INDEPENDENT AUDITOR'S REPORT

Stockholders and Board of Directors
SecureStaff Systems, Inc. f/k/a CareerTek.Org, Inc.
Toronto, Ontario, Canada

We have audited the accompanying consolidated balance sheets of SecureStaff
Systems, Inc. f/k/a CareerTek.org, Inc. and Subsidiary, as of July 31, 2001 and
2000, and the related consolidated statements of operations, shareholders'
equity and cash flows for the year ended July 31, 2001, and for the period from inception (December 14, 1999) to July 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SecureStaff Systems,
Inc. and Subsidiary at July 31, 2001 and 2000, and the results of their operations, their shareholders' equity and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United
States of America.

The financial statements for the year ended July 31, 2001 and for the period from inception (December 14, 1999) to July 31, 2000 were audited by us, and we expressed an unqualified opinion on them in our report dated December 7, 2001 but we have not performed any auditing procedures since that date.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            /s/ Dohan and Company, P.A.
                                            Certified Public Accountants

Miami, Florida
December 7, 2001

                                       F-2

                  SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                        Consolidated Balance Sheets

                                                                    January 31            July 31,
                             ASSETS                                    2002          2001         2000
                                                                   (Unaudited)                  (Restated)
                                                                   ----------       -----------------------
CURRENT ASSETS
    Cash and cash equivalents                                           $ 255          $ 241     $ 15,485
    Due from related parties                                                -          9,479            -
                                                                   ----------       -----------------------
        TOTAL CURRENT ASSETS                                              255          9,720       15,485
                                                                   ----------       -----------------------

PROPERTY AND EQUIPMENT, NET                                            14,800         17,492            -

OTHER ASSETS
    Software development costs, less accumulated amortization of $54,936,
        $38,013, and $-0-, respectively                               494,424        532,188      592,960
    Deferred offering costs                                                 -              -       68,000
    Website development costs, less accumulated amortization
        of $9,448 and $5,667 and $-0-, respectively                   110,189        118,508       57,120
    Deferred income tax asset, less valuation allowance of $114,267,
        $73,270, and $24,050                                                -              -            -
    Security deposits                                                       -          3,262        3,392
                                                                   ----------       -----------------------
        TOTAL OTHER ASSETS                                            619,413        671,450      721,472
                                                                   ----------       ----------------------/-
        TOTAL ASSETS                                                $ 619,668      $ 681,170    $ 736,957
                                                                   ==========       =======================

              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                 $ 80,242       $ 51,533     $ 46,239
    Accrued liabilities                                                29,565         19,032       75,500
    Demand note payable                                                34,650         35,965            -
    Demand loans payable                                               90,830         22,887            -
                                                                   ----------       -----------------------
        TOTAL CURRENT LIABILITIES                                     235,287        129,417      121,739

SHAREHOLDERS' EQUITY
   Preferred stock, classes A through E, 1,000,000 shares of each class authorized; none issued
    Common stock, no par value, 100,000,000 shares authorized;            -              -            -
        13,260,453, 12,945,149 and 12,200,550 shares issued         1,165,372      1,137,191      900,470
        and outstanding
  Accumulated deficit                                                (761,782)      (588,467)    (160,336)
    Stock subscription receivable                                         -              -       (124,916)
    Foreign currency valuation adjustment                             (19,209)         3,029            -
                                                                   ----------       -----------------------
        TOTAL SHAREHOLDERS'  EQUITY                                   384,381        551,753      615,218
                                                                   ----------       -----------------------
            TOTAL LIABILITIES AND
                SHAREHOLDERS'  EQUITY                               $ 619,668      $ 681,170    $ 736,957
                                                                   ==========       =======================

(The accompanying notes are an integral part of this financial statement)

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                     Consolidated Statements of Operations

                                                        For the Six Months Ended For the Three Months Ended
                                                               January 31,             January 31,
                                                          2002        2001         2002        2001
                                                        (Unaudited) (Unaudited) (Unaudited) (Unaudited)
                                                        ----------  ----------  ----------  ----------
REVENUES                                                  $ 2,142     $ 4,249    $       -     $ 4,249
                                                        ----------  ----------  ----------  ----------
OPERATING EXPENSES
    Compensation and related taxes                         74,609      60,699       29,096      29,555
    Consulting fees                                        22,679      64,255            -      64,255
    Depreciation and amortization                          24,352      22,133       12,038      21,322
    Rents                                                  11,642      10,227        5,046       4,708
    Office                                                  2,631       7,566            -       5,989
    Professional fees                                      36,099       5,461            -           -
    Computer and website maintenance                            -           -            -           -
    Other general and administrative                       12,191      38,815        6,361       3,319
                                                        ----------  ----------  ----------  ----------
    TOTAL EXPENSES                                        184,203     209,156       52,541     129,148

OTHER INCOME (EXPENSE)
    Canadian general sales tax refund                       8,746           -        8,746           -
    Interest income                                             -          46            -      (1,053)
    Interest expense                                            -        (198)           -        (198)
                                                        ----------  ----------  ----------  ----------
    TOTAL OTHER INCOME (EXPENSE)                            8,746        (152)       8,746      (1,251)

    LOSS  BEFORE INCOME TAX BENEFIT                      (173,315)   (205,059)     (43,795)   (126,150)

       PROVISION FOR INCOME TAXES                               -           -            -           -
                                                        ----------  ----------  ----------  ----------
             Net ( Loss)                                 (173,315)   (205,059)     (43,795)   (126,150)

OTHER COMPREHENSIVE LOSS
    Foreign currency valuation adjustment                       -           -            -           -
                                                        ----------  ----------  ----------  ----------
TOTAL OTHER COMPREHENSIVE LOSS                                  -           -            -           -
                                                        ----------  ----------  ----------  ----------
COMPREHENSIVE LOSS                                      $ (173,315) $ (205,059)  $ (43,795) $ (126,150)
                                                        ==========  ==========  ==========  ==========

WEIGHTED AVERAGE SHARES OUTSTANDING (basic and diluted) 13,260,453  12,489,142  13,260,453  12,447,764

NET LOSS PER SHARE (basic and diluted)                     (0.0131)    (0.0164)    (0.0033)    (0.0101)

 COMPREHENSIVE LOSS PER SHARE (basic and diluted)          (0.0131)    (0.0164)    (0.0033)    (0.0101)

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                   Consolidated Statements of Operations

                                                                         For the period
                                                                         from Inception
                                                         For the Year    (December 14, 1999)
                                                            Ended            Through
                                                         July 31, 2001    July 31, 2000
                                                                           (Restated)
                                                         -------------   -------------
REVENUES                                                    $ 4,702        $        -
                                                         -------------   -------------
OPERATING EXPENSES
    Compensation and related taxes                          137,721           101,202
    Consulting fees                                          98,041            20,590
    Depreciation and amortization                            47,487                 -
    Rents                                                    19,693            11,675
    Office                                                    9,270            10,015
    Professional fees                                        19,096             9,714
    Computer and website maintenance                         44,481                 -
    Other general and administrative                         56,930             7,140
                                                         -------------   -------------
    TOTAL EXPENSES                                          432,719           160,336

OTHER INCOME (EXPENSE)
    Canadian general sales tax refund                             -                 -
    Interest income                                              77                 -
    Interest expense                                           (191)                -
                                                         -------------   -------------
    TOTAL OTHER INCOME (EXPENSE)                               (114)                -
                                                         -------------   -------------
    LOSS  BEFORE INCOME TAX BENEFIT                        (428,131)         (160,336)

       PROVISION FOR INCOME TAXES                                 -                 -
                                                         -------------   -------------
             Net ( Loss)                                   (428,131)         (160,336)

OTHER COMPREHENSIVE LOSS
    Foreign currency valuation adjustment                    (3,029)                -
                                                         -------------   -------------
TOTAL OTHER COMPREHENSIVE LOSS                               (3,029)                -
                                                         -------------   -------------
COMPREHENSIVE LOSS                                       $ (431,160)       $ (160,336)
                                                         =============   =============
WEIGHTED AVERAGE SHARES OUTSTANDING (basic and diluted)  12,563,715         7,143,205

NET LOSS PER SHARE (basic and diluted)                    $ (0.0340)        $ (0.0224)
                                                         -------------   -------------
 COMPREHENSIVE LOSS PER SHARE (basic and diluted)           (0.0343)          (0.0224)

(The accompanying notes are an integral part of this financial statement.)

                         F-4

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                     Consolidated Statements of Cash Flows

                                                                                                                    For the period
                                                                                                                    from Inception
                                                         For the Six Months  For the Six Months   For the Year   (December 14, 1999)
                                                               Ended              Ended              Ended             Through
                                                         January 31, 2002    January 31, 2001    July 31, 2001      July 31, 2000
                                                            (Unaudited)        (Unaudited)                           (Restated)
                                                            --------------     --------------       -------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                                    $ (173,315)        $ (205,059)        $ (428,131)        $ (160,336)
    Adjustments to reconcile net loss to net cash provided
        (used) by operating activities:
           Amortization                                             22,300             22,100             43,679                  -
           Depreciation                                              2,052                200              3,808                  -
           Common stock issued for professional services            23,421                  -              3,270             12,600
           (Increase) decrease in assets:
                Accounts receivable                                      -             (2,180)
                Advances to officers                                     -             (9,857)
                Security Deposits                                    3,262                  -                130             (3,392)
           Increase (decrease) in liabilities:
                Accounts payable                                    28,709             (3,399)             5,294             46,239
                Accrued liabilities                                 10,533            (95,365)            11,532              7,500
                                                            --------------     --------------       -------------    --------------
                   Net Cash used by operating activities           (83,038)          (293,560)          (360,418)           (97,389)
                                                            --------------     --------------       -------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES
           Proceeds from issuance of common stock                        -            233,451            233,451            169,994
           Proceeds from demand loan payable                             -             37,400             22,887                  -
           Proceeds from stock subscription receivable                   -            124,916            124,916                  -
           Proceeds from notes payable                              77,422                  -             35,965                  -
           Payments to (loans from) related party                        -                  -             (9,479)                 -
           Payments on note payable                                      -                  -                  -                  -
                                                            --------------     --------------       -------------    --------------
                Net cash provided by financing activities           77,422            395,767            407,740            169,994
                                                            --------------     --------------       -------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                   -            (33,904)           (21,300)                 -
    Web design                                                           -            (46,679)           (44,295)           (57,120)
                                                            --------------     --------------       -------------    --------------
                Net cash used in investing activities                    -            (80,583)           (65,595)           (57,120)
                                                            --------------     --------------       -------------    --------------
Effect of Foreign currency translation on cash                       5,630            (13,314)             3,029                  -
                                                            --------------     --------------       -------------    --------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                         14              8,310            (15,244)            15,485

CASH AND EQUIVALENTS - BEGINNING                                       241             15,485             15,485                  -
                                                            --------------     --------------       -------------    --------------
CASH AND EQUIVALENTS - ENDING                                          255             23,795              $ 241           $ 15,485
                                                            ==============     ==============       =============    ==============
SUPPLEMENTAL DISCLOSURES:
    Interest received                                                  $ -                $ -               $ 80                $ -
    Interest paid                                                      $ -                $ -              $ 191                $ -
    Income taxes paid                                                  $ -                $ -                $ -                $ -

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
    Common stock issued for professional services                      $ -                $ -            $ 3,270           $ 12,600
    Common stock issued for software development                       $ -                $ -                $ -           $592,960
    Common stock issued for stock subscription receivable              $ -                $ -                $ -           $124,916

(The accompanying notes are an integral part of this financial statement.)

                              F-5

                    SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                          (f/k/a CAREERTEK.ORG, INC.)
                 Consolidated Statement of Shareholders' Equity
   For the Period from Inception (December 14, 1999) through January 31, 2002

                                                                      Common Stock
                                                                     Number                   Accumulated       Subscription
                                                                   of Shares       Amount        Deficit         Receivable
  Issuance of common stock for :
     Software development                                         3,037,500    $ 592,960               -                 -
     Consulting services                                            675,000       12,600               -                 -
     Private placement - May                                      8,212,500      169,994               -                 -
     Private placement - July                                       275,550      124,916               -          (124,916)
     Net Loss for the year ended July 31, 2000                            -            -        (160,336)                -
                                                                 ----------    ----------      ----------        ----------
 Balance - July 31, 2000  (Restated)                             12,200,550    $ 900,470      $ (160,336)       $ (124,916)

     Issuance of common stock for services                           10,000        3,270               -                 -
     Sales of common stock                                          734,599      233,451               -                 -
     Collection from stock subscriptions receivable                       -            -               -           124,916
     Foreign currency valuation adjustment                                -            -               -                 -
     Net loss for the year ended July 31, 2001                            -            -        (428,131)                -
                                                                 ----------    ----------      ----------        ----------
 Balance - July 31, 2001                                         12,945,149   $ 1,137,191     $ (588,467)              $ -

     Issuance of common stock for services                          294,304       23,421               -                 -
     Private placement of common stock                               21,000        4,760               -                 -
     Foreign currency valuation adjustment                                -            -               -                 -
     Net loss for the six months ended January 31, 2002                   -            -        (173,315)                -
                                                                 ----------    ----------      ----------        ----------
 Balance - January 31, 2002                                      13,260,453   $ 1,165,372       (761,782)              $ -
----------------------------------------------------------------============--===========-===============--================

                  SECURESTAFF SYSTEMS, INC. and SUBSIDIARY
                           (f/k/a CAREERTEK.ORG, INC.)
                 Consolidated Statement of Shareholders' Equity
 For the Period from Inception (December 14, 1999) through January 31, 2002

                                                                       Foreign       Total
                                                                      Currency    Shareholders'
                                                                       Valuation    Equity
                                                                      Adjustments   in Assets
  Issuance of common stock for :
     Software development                                                 -       $ 592,960
     Consulting services                                                  -          12,600
     Private placement - May                                              -         169,994
     Private placement - July                                             -               -
     Net Loss for the year ended July 31, 2000                            -        (160,336)
                                                                   ----------     ----------
 Balance - July 31, 2000  (Restated)                                    $ -       $ 615,218

     Issuance of common stock for services                                -           3,270
     Sales of common stock                                                -         233,451
     Collection from stock subscriptions receivable                       -         124,916
     Foreign currency valuation adjustment                             3,029          3,029
     Net loss for the year ended July 31, 2001                            -        (428,131)
                                                                   ----------     ----------
 Balance - July 31, 2001                                             $ 3,029      $ 551,753

     Issuance of common stock for services                                 -         23,421
     Private placement of common stock                                     -          4,760
     Foreign currency valuation adjustment                           (22,238)       (22,238)
     Net loss for the six months ended January 31, 2002                    -       (173,315)
                                                                   ----------     ----------
 Balance - January 31, 2002                                        $ (19,209)     $ 384,381
------------------------------------------------------------------===========--==============---=============

 (The accompanying notes are an integral part of this financial statement.)

                             F-6

                    SecureStaff Systems, Inc. and Subsidiary
                           f/k/a CareerTek.Org, Inc.
                   Notes to Consolidated Financial Statements

The accompanying unaudited consolidated financial statements of SecureStaff
Systems, Inc. f/k/a CareerTek.org, Inc. and Subsidiary, as of January 31, 2002,
reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the interim period presented. All adjustments are of a recurring nature.

NOTE 1. BUSINESS AND ORGANIZATION

SecureStaff Systems, Inc. (the Company) was incorporated under the laws of the
State of Wyoming on December 14, 1999, under the name of Psitek.Org, Inc. On
April 25, 2000, the corporate name was changed to CareerTek.Org, Inc. On October
16, 2001 the corporate name was changed to SecureStaff Systems, Inc. The Company owns 100% of a Barrie, Ontario, Canada-based operating subsidiary, also known as
SecureStaff Systems, Inc., which was incorporated under the Ontario Business
Corporation Act on May 4, 2000.

The Company has developed proprietary software to perform psychological profiling of individuals for use in matching employees with employers. The
Company's mission is to simplify and enhance the personnel selection process through , accurate, and interactive psychological profiling;
providing  performance predictability, and recruit retention, at the lowest cost to human resource management.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany transactions have been eliminated.

CASH AND CASH EQUIVALENTS The Company considers all financial instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT Property and equipment is stated at cost. Expenditures for major betterments and additions are capitalized, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Depreciation is computed using the straight-line method, based on the estimated useful lives of the assets, which is five years.

IMPAIRMENT OF LONG-LIVED ASSETS The Company follows FASB Statement No. 121 (SFAS
121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived
Assets to Be Disposed Of". SFAS 121 requires that impairment losses are to be recorded when long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. Long-lived assets to be disposed of, if any, are reported at the lower of the carrying amount or the fair value less cost to sell.

                                            F-7

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERNAL USE SOFTWARE DEVELOPMENT COSTS The Company follows Statement of
Position 98-1, "Accounting for the Costs of Computer Software Developed or
Obtained for Internal Use," ("SOP 98-1") issued by the American Institute of
Certified Public Accountants is effective for financial statements beginning after December 15, 1998, SOP 98-1 requires that costs incurred in the preliminary stage of a development project be expensed as incurred, and that subsequent costs be capitalized or expensed, depending on criteria defined within SOP 98-1. Capitalized costs should be amortized on a straight-line basis unless another systematic basis is more representative of the software's use.

Capitalized software development costs are stated at cost. These assets are being amortized using the straight-line method based on the estimated useful lives of the assets, which is fifteen years.

WEBSITE DEVELOPMENT COSTS The Emerging Issues Task Force (EITF) of the FASB
reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development
Costs". This consensus provides guidance on what type of costs incurred to develop websites should be capitalized or expensed. The Company adopted this consensus on July 31, 2000.

Capitalized website development costs are stated at cost. These assets are being amortized using the straight-line method based on the estimated useful lives of the assets, which is fifteen years.

USE OF ESTIMATES The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

DEVELOPMENT STAGE COMPANY The Company had been previously devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company began operations and generating revenues in November of 2000, therefore, it is no longer considered a development stage company.

START-UP ACTIVITIES Statement of Position 98-5 "Reporting on the Costs of
Start- up Activities," ("SOP 98-5") issued by the American Institute of Certified Public Accountants is effective for financial statements beginning after December 15, 1998. SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred.

Start-up activities are defined broadly as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customers
(excluding ongoing customer acquisition costs, such as policy acquisition costs and loan origination costs) or beneficiary, initiating a new process in an existing facility, or commencing some operation.

FOREIGN CURRENCY TRANSLATION The functional currency of the wholly-owned subsidiary located in Barrie, Ontario, Canada is the Canadian Dollar (CDN$).
All account balances have been translated to U.S. dollars in accordance with
SFAS No. 52, "Foreign Currency Translation." Assets and liabilities are translated at exchange rates in effect on the balance sheet date. The exchange rates in effect as of July 31, 2001 and 2000, were $0.6800 and $0.6569,
(US$ to CDN$) respectively. The statements of operations were translated based on the average exchange rate for the year. Translation gains and losses are accumulated as a component of shareholders' equity.

                                      F-8

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIC NET LOSS PER SHARE Basic net loss per share is computed by dividing the net loss applicable to common shareholders by the weighted average number of common shares outstanding during each period. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

REVENUE RECOGNITION Service and sales revenues are recognized when services have been rendered.  There are no contractual agreements for service arrangements.

INCOME TAXES Income taxes are computed under the provisions of the Financial
Accounting Standards Board (FASB) Statement No. 109 (SFAS 109), Accounting for
Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the
Company's financial statements compared to the tax returns.

ADVERTISING COSTS Advertising costs are expensed as incurred. Advertising expense amounted to $387 for the year ended July 31, 2001 and $2,632 for the period from inception (December 14, 1999) to July 31, 2000.

RESEARCH AND DEVELOPMENT COSTS Research and development costs are expensed as incurred.

COMPREHENSIVE INCOME (LOSS) The Company adopted FASB Statement No. 130 (SFAS
130) "Reporting Comprehensive Income". This statement establishes standards for reporting comprehensive income (loss) and its components
(revenues, expenses, gains, losses) in financial statements and requires that all items required to be recognized under accounting standards as components of the same prominence as other financial statements. Comprehensive income (loss)
consists of foreign currency translation gain or loss and is presented in the
Consolidated Statements of Shareholders' Equity.

RECLASSIFICATIONS AND RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS Certain
amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation of the current year financial statements. Additionally, retroactive effect has been given to prior period financial statements. The prior period financial statements have been restated for the cancellation of stock and the associated subscription agreements.

RECENT ACCOUNTING PRONOUNCEMENTS In July 2001, the Financial Accounting
Standards Board issued of Financial Accounting Standards No. 142 (SFAS 142),
"Goodwill and Other Intangible Assets". The standard includes provisions for the reassessment of the useful lives of existing recognized intangibles and the reclassification of certain intangibles out of previously reported figures. The provisions of SFAS 142 will be effective for fiscal years beginning after December 15, 2001. The impact of SFAS 142 on the financial statements has not yet been determined.

                                       F-9

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                      January 31,    July 31,
                                                         2002           2001
                                                      ----------    ----------
Computer equipment                                    $   20,650    $  21,300
Less accumulated depreciation                             (5,850)      (3,808)
                                                      ----------    ----------
Property and equipment, net                           $   14,800    $  17,492
                                                      ==========    ==========

Depreciation expense for the period ended January 31, 2002, and the year ended
July 31, 2001, amounted to $917 and $3,808, respectively.

NOTE 4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates. Fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment; therefore, fair value cannot be determined with precision.

NOTE 5.  SOFTWARE AND WEBSITE DEVELOPMENT

As a result of the closing of the agreement discussed below, the Company owns, including all distribution and marketing rights, proprietary psychological profiling artificial intelligence software. The Company expects to use technology to deliver the Company's proprietary software which was developed to perform profiling of individuals for use in matching employees with employers.

Pursuant to the exchange, the Company obtained the proprietary software, which was substantially, but not fully, developed, in exchange for consideration of
$17,000 cash and 3,037,500 shares of restricted common stock as such term is defined under the Rule 144 promulgated under the Securities Act of 1933.

In accordance with Accounting Principles Board Opinion No. 16 (APB 16),
"Business Combination", the exchange of 3,037,500 shares of the
Company's common stock for the software created a business combination with the software owner becoming a major shareholder. APB 16 requires that the value recorded for the software license is best represented by a transfer at the owner's historical cost of $592,960. Amortization has been recorded for the software license, based on the straight-line method over the estimated useful life of 15 years. The website of the Company was placed in Service and became operational in August 2000 and the Company began then amortizing these costs.

Amortization expense for the six months ended January 31, 2002, the year ended
July 31, 2001, and the period from inception (December 14, 1999) to July 31,
2000 amounted to $22,300, $43,679 and $0, respectively.

                                      F-10

NOTE 6. - DEMAND NOTE PAYABLE

In March 2000, the Company entered into a service agreement with a consulting company pursuant to which the consulting company would develop a website and certain computer software applications for the Company. In September 2000, the
Company entered into a debt agreement with this consulting company and the outstanding balance was reduced by approximately $31,000. The agreement provided for a promissory note of $34,870 securing the remaining outstanding amount and for the issuance of 300,000 common shares to this consulting company. The
Company has not paid the $35,965 due pursuant to the promissory note. Further, the common shares referred to above were not issued to the consulting company.
Since, the Company did not comply with some terms and provisions of the agreement, the balance of the debt was restored to its original amount of
$97,878 of which $32,784 has not been paid, $34,870 is documented as a demand note payable and the remaining $30,224 are included in accounts payable.

NOTE 7.  DEMAND LOANS PAYABLE

The Company has borrowed, from May 2000 through July 2001, $76,080 on a non-interest-bearing basis.  These loans are payable on demand and were used for working capital.

NOTE 8. INCOME TAXES

As of July 31, 2001, the Company has net operating loss carry forwards available as follows:

Year   Amount    Year Expires

2000   $160,336     2020
2001   $428,131     2021

A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that a portion of the deferred income tax benefits will not be realized. It is management's opinion that it is more likely than not that the entire deferred tax benefit may not be recognized in future years because the utilization of the remaining carry forwards is dependent on the Company's ability to generate sufficient taxable income during the carry forward periods and no further significant changes in ownership. Therefore, a valuation allowance equal to the deferred tax benefit of $114,267, $73,270 and
$24,050 has been established for the six months ended January 31, 2002, the year ended July 31, 2001, and the period from inception(December 14, 1999) to July
31, 2000, respectively, resulting in no deferred tax assets as of the balance sheet dates.
                                      F-11

NOTE 9.  SHAREHOLDERS' EQUITY

RESCINDED CONSULTING AGREEMENT The Company had a financial and strategic consulting agreement with a company to provide consulting services. This agreement, dated April 15, 2000, was for an initial term of twelve months. The consulting fees of $68,000 were included in deferred offering costs and included in accrued liabilities in an equal amount as of July 31, 2000. The consulting services were not rendered and the agreement was subsequently rescinded. No services were ever received from the consultant. Accordingly, during the fiscal year ended July 31, 2001, the deferred offering costs and the related accrued liabilities were removed.

STOCK ISSUED FOR SOFTWARE Pursuant to the "Agreement for Purchase of
Software", dated December 15, 1999, the Company acquired software in exchange for the issuance of 3,037,500 shares of the Company's common stock.

STOCK ISSUED FOR SERVICES In May 2000, the Board of Directors authorized the issuance of 675,000 shares of common stock to consultants as compensation for services in connection with creating and implementing the Company's strategic and business plan. This stock was valued at $12,600, an agreed upon price of $.019 per share.

In November 2000, the Board of Directors authorized the issuance of 10,000 shares of common stock to consultants as compensation for services in connection with website maintenance expenses. This stock was valued at an agreed price of
$.327 per share, for a total of $3,270.

In August 2001, the Board of Directors authorized the issuance of 150,000 shares of common stock to a professional association as compensation for professional services. This stock was valued at an agreed price of $.149 per share, for a total of $22,440. In October 2001, the Board of Directors authorized the issuance of 144,304 shares of common stock to a consultant as compensation for services. This stock was valued at an agreed price of $.327 per share, for a total of $981.

PRIVATE OFFERING In May 2000, the Board of Directors authorized the Company to offer and sell to qualified investors up to 11,000,000 shares of its common stock at a price of approximately $.02 per share under a private placement pursuant to an exemption available under the Securities Act of 1933. Under this offering, 8,212,500 shares were issued generating net proceeds of $169,994.

In July 2000, the Board of Directors authorized the Company to offer and sell to qualified investors up to 1,000,000 shares of its common stock at a price of approximately $.45 per share under a private placement pursuant to an exemption available under the Securities Act of 1933. Under this offering, 492,819 shares were originally issued. Of this amount, 166,500 and 50,769 shares were subsequently cancelled. The financial statements for July 31, 2000 have been restated for the cancellation of common stock and the associated stock subscription agreement to show actual issuance of 275,500 shares and net proceeds of $124,916.

In November 2000, the Board of Directors authorized the Company to offer and sell to qualified investors up to 1,000,000 shares of its common stock at a price of approximately $.35 per share under a private placement, pursuant to an exemption available under the Securities Act of 1933. Under this offering,
734,599 shares were issued in the following months, generating proceeds of
$233,451.

In August 2001, the Board of Directors authorized the Company to offer and sell to qualified investors up to 1,000,000 shares of its common stock at a price of approximately $.25 per share under a private placement, pursuant to an exemption available under the Securities Act of 1933. Under this offering, 21,000 shares were issued for the quarter ended October 31, 2001, generating proceeds of
$4,760.

NOTE 10.  GOING CONCERN AND MANAGEMENT'S PLANS

The Company has had minimal income from services. Since its inception, the
Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the
Company's product development will be successfully completed or that it will be a commercial success. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.

                                      F-12

NOTE 10.  GOING CONCERN AND MANAGEMENT'S PLANS (CONTINUED)

The Company's expected revenues would result from being able to rapidly deliver products over the Internet. This is a new type of service, which carries with it uncertainty as to the market for the Company's services. In addition, changes in general market conditions and competition could adversely affect future operations.

The Company has minimal capital resources presently available to meet obligations, which normally would be expected to be incurred by similar companies, and has an accumulated deficit of $588,467 at July 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. In order to begin any significant operations the Company will have to pursue other sources of capital, such as additional equity financing or debt financing. There is no assurance that the Company will be able to obtain such financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 11.  COMMITMENTS

OFFICE FACILITIES The Company leases its executive offices located in Toronto,
Ontario, Canada, under a two-year operating lease that expired on January 31,
2002. Total rent expense was $11,642, $19,693 and $11,675 for the six months ended January 31, 2002, the year ended July 31, 2001 and the period from inception (December 14, 1999) to July 31, 2000, respectively.

OPERATING LEASE The Company also leases its office furniture under a non-
cancelable lease that expired on January 20, 2001. Rent expense under this operating lease was $1,364.

Future minimum lease payments under all operating leases for fiscal year ending
July 31, 2002, amount to $4,411.

NOTE 12 - MAJOR CUSTOMERS

The Company has three (3) major customers that comprise 84% of its revenues.

                                    F-13

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE None.

             Inside Front and Outside Back Cover Pages of Prospectus

PRELIMINARY PROSPECTUS
SECURESTAFF SYSTEMS, INC.
SUBJECT TO COMPLETION, DATED May 22, 2002

Selling Shareholders are offering up to 1,248,849 shares of common stock.

The selling shareholders may offer their shares at any price. We will not receive any proceeds from the sale of the shares by the selling shareholders. We will pay all expenses of registering the securities, currently estimated at
$50,000.

Our common stock is not now listed on any national securities exchange, the
NASDAQ stock market or the Over the Counter Bulletin Board.

Dealer Prospectus Delivery Obligation
-------------------------------------

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and By-laws, subject to the provisions of Wyoming law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Wyoming law provides the following:

17-16-851.  Authority to indemnify.

          (a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

             (i) He conducted himself in good faith; and

             (ii) He reasonably believed that his conduct was in or at least
Not opposed to the corporation's best interests; and

             (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

             (iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d)  Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

             (i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

             (ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

          (e) Repealed By Laws 1997, ch. 190,ss.3.

        17-16-852.  Mandatory indemnification.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        17-16-853.  Advance for expenses.

          (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

             (i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

             (ii) His written undertaking to repay any funds  if he is
not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in
W.S. 17-16-851.

             (iii) Repealed By Laws 1997, ch. 190,ss.3.

          (b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

          (c) Authorizations under this section shall be made:

             (i) By the board of directors:

               (A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;
or

               (B)  If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

             (ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

        17-16-854.  Court-ordered indemnification and advance for expenses.

          (a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.  After receipt of an application and after giving any notice it considers necessary, the court shall:

             (i) Order indemnification if the court determines that the director is entitled to mandatory indemnification under W.S. 17-16-852;

             (ii) Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by W.S. 17-16-858(a); or

             (iii) Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

               (A) To indemnify the director; or

               (B) To advance expenses to the director, even if he has not met the standard of conduct set forth in W.S. 17-16-851(a), failed to comply with
W.S. 17-16-853 or was adjudged liable in a proceeding referred to in W.S.
 17-16-851(d)(i) or (ii), but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

          (b) If the court determines that the director is entitled to indemnification under paragraph (a)(i) of this section or to indemnification or advance for expenses under paragraph (a)(ii) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses.
If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (a)(iii) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

        17-16-855.  Determination and authorization of indemnification.

          (a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

          (b) The determination shall be made:

             (i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

             (ii) Repealed By Laws 1997, ch. 190,ss.3.

             (iii) By special legal counsel:

               (A)  Selected in the manner prescribed in paragraph (i) of this subsection; or

               (B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

             (iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the  determination.

          (c)  Authorization of indemnification shall be made in the same manner as the determination that indemnification is  permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

        17-16-856.  Officers.

          (a)  A corporation may indemnify and advance expenses under this subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

             (i) To the same extent as a director; and

             (ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

               (A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

               (B) Liability arising out of conduct that constitutes:

                 (I) Receipt by him of a financial benefit to which he is not entitled;

                 (II) An intentional infliction of harm on the corporation or the shareholders; or

                 (III) An intentional violation of criminal law.

             (iii) A corporation may also indemnify and advance expenses to a
Current or former officer, employee or agent who is not a director to the
Extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

          (b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

          (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under
W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Wyoming law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses.
We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                                                                  AMOUNT

SEC Registration Fee*                                                 $  2,500
Legal Fees and Expenses                                               $22,500
Accounting Fees and Expenses*                                         $10,000
Miscellaneous*                                                        $15,000
Total*                                                                $50,000
* Estimated Figure

                     RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Agreement for Purchase of Software dated December 15, 1999, we acquired software from 2 individuals in exchange for the issuance of 3,037,500
[adjusted for split] shares of our common stock. The price was determined by mutual agreement of the parties based upon what they believed was the fair value of these rights at the time of transfer. Proprietary software valuation figures are recorded on the financial statements based upon historical cost. The founder's historical cost was $592,960 and it was fully developed as a
Windows-based application at the time, but has been further developed as an
Internet based application with additional content since then. The effective post-split price per share was $.185.

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales were made to persons in the United States; and
     o   No direct selling efforts were made in the United States.

In May 2000, we issued 675,000 shares of common stock to four consultants as compensation for services of software development. This stock was valued at an aggregate $12,600 or $.019 per share.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances. We believed that Regulation S was available because:

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales were made to persons in the United States; and
     o   No direct selling efforts were made in the United States.

In May 2000 we sold 8,212,500 shares to 17 non-US investors for total net proceeds of $169,994 or approximately $.21 per share.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances. We believed that Regulation S was available because:

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No US sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales were made to persons in the United States; and
o No direct selling efforts were made in the United States.

In July 2000, we sold 246,250 shares of common stock to 23 Canadian investors for total net proceeds of $112,046 or approximately $.45 per share.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances.

We believed that Regulation S was available because:

     o   None of these issuances involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No US sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales of stock under the Regulation S offering were made to persons in the United States;
     o   No direct selling efforts of the Regulation S offering were made in the
         United States.

In July 2000, we sold 29,250 shares of common stock to 2 US investors for total net proceeds of $12,870 or approximately $.44 per share.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

     o   None of these issuances involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment.

In November 2000, we issued 10,000 shares of common stock to a consultant for software development. This stock was valued at an agreed price of $.327 per share, for a total of $3,270.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuance. We believed that Regulation S was available because:

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales were made to persons in the United States; and
     o   No direct selling efforts were made in the United States.

In May 2000 we sold 8,212,500 shares to 17 non-US investors for total net proceeds of $169,994 or approximately $.21 per share

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances. We believed that Regulation S was available because:

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No US sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales were made to persons in the United States; and
     o   No direct selling efforts were made in the United States.

Between August 2000 and July 2001, we sold 719,599 shares of common stock to
31 Canadian investors for an aggregate of $226,851 or approximately $.21 per share.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances.

We believed that Regulation S was available because:

     o   None of these issuances involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No US sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment;
     o   No offers or sales of stock under the Regulation S offering were made to persons in the United States;
     o   No direct selling efforts of the Regulation S offering were made in the
         United States.

Between August 2000 and July 2001, we sold 15,000 shares of common stock to 2 US investors for an aggregate of $6,600 or approximately $.44 per share.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) was available because:

     o   None of these issuances involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment.

Between August 2001 and October 2001, we issued 169,304 shares to 8 Canadian employees, former employees and consultants. This stock was valued at an agreed price of $13,544 or $.08 per share. We relied upon Regulation S of the Securities
Act of 1933, as amended for the above issuances. We believed that Regulation S was available because:

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No US sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment;
     o   No offers or sales were made to persons in the United States; and
     o   No direct selling efforts were made in the United States.

Between August 2001 and October 2001, we issued 125,000 shares to 4 U.S.
employees, and consultants. This stock was valued at an agreed price of $9,877 or $.08 per share.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) was available because:

     o   None of these issuances involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

Between August 2001 and October 2001, we sold 21,000 shares to two existing
Canadian shareholders for an aggregate of $4,760 or approximately $.22 per share. We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances. We believed that Regulation S was available because:

     o   None of these issuance involved underwriters, underwriting discounts or commissions;
     o   We placed restrictive legends on all certificates issued;
     o   No US sales were made by general solicitation or advertising;
     o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the
         risks of the investment;
     o   No offers or sales were made to persons in the United States; and
     o   No direct selling efforts were made in the United States.

                                    EXHIBITS
Item 3

         1    Articles of Incorporation of psitek.org, Inc., a Wyoming
              Corporation, including two amendments thereto
         2    Name Change Amendment to Articles of Incorporation of
              Careertek.org, Inc., a Wyoming Corporation
         3    By-laws of SecureStaff Systems, Inc. [f/k/a psitek.org, Inc.], a Wyoming Corporation
         4    Articles of Incorporation of Careertek.org, Inc., an Ontario
              Corporation
         5    By-laws of Careertek.org, Inc., an Ontario Corporation

Item 4

         1    Form of common stock Certificate of the SecureStaff Systems, Inc. (1)

Item 5

         1     Legal Opinion of Bruce Fein, Esq., Bruce F. Fein, PC

Item 10

         1    Employment Agreement with Dr. Peter Donnelly
         2    Employment Agreement with James Cousineau
         3    Agreement for Purchase and Sale of Software

Item 23

         1    Consent of Dohan and Company, P.A. *
         2    Consent of Bruce Fein, Esq., Bruce F. Fein, PC  (included in Exhibit 5.1)

All exhibits previously filed, except for 23.1

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of
Incorporation and By-Laws.

                                  UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of
Incorporation and By-Laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to:

1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement. iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Barrie, Ontario, Canada on June 11
2002.

     SecureStaff Systems, Inc.

Title                        Name                  Date      Signature

Principal Executive Officer  James Cousineau       6-11-02   /s/ James Cousineau

Principal Accounting         James Cousineau       6-11-02   /s/ James Cousineau
Officer

Principal Financial Officer  James Cousineau       6-11-02   /s/ James Cousineau

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    NAME                       TITLE            DATE

/s/ Bruce Fein               Mr. Bruce Fein             Director         6-11-02

/s/ Mike Kostrich            Mr. Mike Kostrich          Director         6-11-02